Exhibit 99.1

 PRIVILEGED & CONFIDENTIAL

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PART II (EXPLANATORY STATEMENT) OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE COMPANIES ACT 2006.

This Document contains a proposal which, if implemented, will result in the cancellation of the listing and trading of Acacia Shares on Euronext Brussels.

If you are in any doubt as to the contents of this Document or the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000, if you are in the United Kingdom, or from another appropriately authorised independent financial adviser if you are taking advice in a territory outside the United Kingdom.

If you sell or have sold or otherwise transferred all of your Acacia Shares, please send this Document together with the accompanying documents (other than documents or forms personal to you) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded, distributed or transmitted in, into or from any jurisdiction in which such act would constitute a violation of the relevant laws of such jurisdiction. If you sell or have sold or otherwise transferred only part of your holding of Acacia Shares, you should retain these documents and contact the stockbroker, bank or other agent through whom the sale or transfer was effected.

Recommended acquisition of

Acacia Pharma Group PLC

(“Acacia”)

by

Eagle Pharmaceuticals, Inc.

(“Eagle”)

to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006

The release, publication or distribution of this Document and any accompanying documents (in whole or in part) in, into or from jurisdictions other than the United Kingdom and Belgium may be restricted by the laws of those jurisdictions and therefore persons into whose possession this Document comes should inform themselves about, and observe, any such restrictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Securities may not be offered or sold in the United States unless registered under the US Securities Act and applicable state securities laws or are exempt from such registration. In reliance on the exemption provided by section 3(a)(10) of the US Securities Act, the issuance of the New Eagle Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the US Securities Act.

Neither this Document nor any of the accompanying documents do or are intended to constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. This Document is not a prospectus or prospectus-equivalent document. This Document has not been submitted to nor approved by the Belgian Financial Services and Markets Authority.

GENERAL

This Document (including all information incorporated into this Document by reference to another source) should be read as a whole and in conjunction with the Forms of Proxy.

Your attention is drawn to the letter from the Chairman of Acacia in Part I (Letter from the Chairman of Acacia) of this Document, which contains the unanimous recommendation of the Acacia Directors that you vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting. A letter from Greenhill explaining the Scheme appears in Part II (Explanatory Statement) of this Document and constitutes an explanatory statement in compliance with section 897 of the Companies Act.

Action to be taken by Scheme Shareholders at the Court Meeting and Acacia Shareholders at the General Meeting is set out in the section “Action to be Taken” below and at section 22 of Part II (Explanatory Statement) of this Document. Scheme Shareholders and Acacia Shareholders are strongly encouraged to complete, sign and return the enclosed blue Form of Proxy for the Court Meeting and the enclosed yellow Form of Proxy for the General Meeting in accordance with the instructions printed thereon (or to appoint a proxy electronically as referred to in this Document) as soon as possible, but in any event, to be received by Acacia’s Registrar, Equiniti, not later than, in respect of the Court Meeting, 4:00 p.m. (London time) and, in respect of the General Meeting, 4:15 p.m. (London time), in each case, on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting or, in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant adjourned Meeting.

Scheme Shareholders and Acacia Shareholders can appoint a proxy and submit voting instructions through any method described in this Document (see the section “Action to be Taken” below and at section 22 of Part II (Explanatory Statement) of this Document), including electronically through CREST or by completing, signing and returning the Forms of Proxy by post or email in advance of the relevant time for proxy submission. If the blue Form of Proxy for the Court Meeting is not lodged by the relevant time referred to above, a copy of the blue Form of Proxy may be: (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof); or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences. However, if the yellow Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

In addition to being able to attend, ask questions and/or raise objections and vote at the Court Meeting in person, Scheme Shareholders will be given the opportunity to instead attend, ask written questions and/or raise any objections and vote at the Court Meeting remotely via the Virtual Meeting Platform, further details of which are set out below and in the Virtual Meeting Guide. Acacia Shareholders may access, ask written questions and follow the business of the General Meeting remotely via the Virtual Meeting Platform.

COVID-19 RESTRICTIONS

Notices of the Court Meeting and the General Meeting, both of which will be held at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004-2498, United States on 19 May 2022 and through the electronic facilities that are being made available via the Virtual Meeting Platform on 19 May 2022, are set out in Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) respectively of this Document. The Court Meeting will start at 4:00 p.m. (London time) on that date and the General Meeting will start at 4:15 p.m. (London time) on that date or as soon thereafter as the Court Meeting concludes or is adjourned.

Whilst COVID-19 restrictions have been lifted as at the date of publication of this Document, the Acacia Directors note that the COVID-19 situation is constantly evolving, and the US federal and/or New York State government may change current restrictions or implement further measures, which affect the holding of shareholder meetings. As such, whilst Scheme Shareholders and Acacia Shareholders will be permitted to attend the Court Meeting and General Meeting, respectively, in person if they are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force), Scheme Shareholders and Acacia Shareholders are strongly encouraged to appoint “the Chair of the meeting” as their proxy for the Court Meeting and General Meeting, respectively. If any other person is appointed as proxy and COVID-19 restrictions that affect the holding of the Meetings are subsequently introduced, that proxy may not be permitted to attend the relevant Meeting in person (but will be able to remotely attend, ask questions and/or raise any objections (in the case of the Court Meeting) and vote at the relevant Meeting via the Virtual Meeting Platform, further details of which are set out below and in the Virtual Meeting Guide). Any changes to the arrangements for the Court Meeting and/or the General Meeting will be communicated to Scheme Shareholders and Acacia Shareholders before the relevant Meeting, including through Acacia’s website at https://acaciapharma.com/investors and by announcement.

Further details of the arrangements, including the Virtual Meeting Platform, for the Court Meeting and the General Meeting are set out below.

VIRTUAL MEETING PLATFORM

Acacia remains firmly committed to encouraging shareholder engagement during the business of the Court Meeting and the General Meeting. As such, Scheme Shareholders and Acacia Shareholders (and any of their duly appointed proxies and/or corporate representatives) will be given the opportunity to access, follow the business of, attend, submit written questions and/or raise any objections (in the case of the Court Meeting) and vote at the Court Meeting and the General Meeting remotely via the Virtual Meeting Platform (as explained further below and in the Virtual Meeting Guide) and in the notices of the Court Meeting and the General Meeting set out in Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) of this Document.

Scheme Shareholders (including their duly appointed proxies and/or corporate representatives) will also be permitted to attend, submit written questions and/or raise any objections (in the case of the Court Meeting) and vote at the Court Meeting and the General Meeting remotely via the Virtual Meeting Platform (even if a proxy appointment or voting instruction is submitted in advance).

INSTRUCTIONS FOR ACCESSING THE VIRTUAL MEETING PLATFORM

Scheme Shareholders and Acacia Shareholders respectively (together with their duly appointed proxies and/or corporate representatives) will be given the opportunity to access, follow the business of, attend, submit written questions and/or raise any objections (in the case of the Court Meeting) and vote at the Court Meeting and the General Meeting remotely via the Virtual Meeting Platform. Scheme Shareholders and Acacia Shareholders can access the Virtual Meeting Platform via a mobile web client, which is compatible with the latest browser versions of Chrome, Firefox and Safari, and can be accessed using any web browser, on a PC, tablet or smartphone device. To attend remotely, submit questions and/or vote using this method, please go to https://web.lumiagm.com/115-891-305.

Once you have accessed https://web.lumiagm.com/115-891-305 from your web browser, you will be prompted to enter your Shareholder Reference Number (“SRN”) and PIN number (this is the first two and last two digits of the SRN). Your SRN, including any zeros, and your PIN number can be found printed on your Form of Proxy. If you are not in receipt of your SRN, this can also be found on a share certificate, nominee statement or dividend confirmation (tax voucher), or, alternatively, if you are already registered on this website, you can sign in to www.shareview.co.uk to obtain your SRN. Access to the Meetings via the website will be available from 3:00 p.m. (London time) on 19 May 2022, as further detailed below. If you are unable to access your SRN and/or PIN, please contact Equiniti by emailing hybrid.help@equiniti.com stating your full name, postcode and SRN, if known. Mailboxes are monitored between 9:00 a.m. to 5:00 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales). Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

Acacia Shareholders and Scheme Shareholders are strongly encouraged to appoint the Chair of the relevant Meeting as their proxy. If you wish to appoint a person other than the Chair of the relevant Meeting as your proxy and for them to attend the Meeting remotely via the Virtual Meeting Platform on your behalf, please submit your proxy appointment in the usual way and then contact Equiniti by emailing hybrid.help@equiniti.com in order to obtain their unique SRN and PIN (which you can then pass on to your duly appointed proxy). This should be done as soon as possible and at least 24 hours (excluding any part of such 24 hour period not falling on a Business Day) before the relevant Meeting.

If your Acacia Shares are held by a nominee and you wish to attend the Court Meeting and/or to follow the General Meeting remotely via the Virtual Meeting Platform, you must contact your nominee as soon as possible. Your nominee must present a corporate letter of representation to Acacia’s Registrar, Equiniti, as soon as possible and at least 72 hours (excluding any part of that period not falling on a Business Day) before the relevant Meeting, in order for Equiniti to provide your unique SRN and PIN to your nominee (to be passed on to you) to enable you to access the Virtual Meeting Platform.

Access to the Court Meeting will be available from 3:00 p.m. (London time) on 19 May 2022, although the voting functionality will not be enabled until the Chair of the Court Meeting declares the poll open. Scheme Shareholders (and their duly appointed proxies and/or corporate representatives) will be permitted to submit written questions and/or raise any objections (via the Virtual Meeting Platform) to the Acacia Directors during the course of the Court Meeting.

The General Meeting will commence at 4:15 p.m. (London time) on 19 May 2022 or as soon thereafter as the Court Meeting concludes or is adjourned. As with the Court Meeting, Acacia Shareholders (and their duly appointed proxies and/or corporate representatives) will be permitted to submit written questions (via the Virtual Meeting Platform) to the Acacia Directors during the course of the General Meeting.

The Chair of the relevant Meeting will ensure that all such questions and/or any objections (in the case of the Court Meeting) relating to the formal business of the Meeting are addressed during the relevant meeting, unless no response is required to be provided under the Companies Act, or in circumstances where the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of Acacia or the good order of the relevant Meeting.

If attending the relevant Meeting via the Virtual Meeting Platform, you must ensure you are connected to the internet at all times during such Meeting in order to access, follow the business of, submit written questions, submit any objections (in the case of the Court Meeting) and vote when the Chair commences polling. Therefore, it is your responsibility to ensure connectivity for the duration of the Meetings. The Virtual Meeting Guide contains further information on accessing and engaging with the business of the Meetings remotely via the Virtual Meeting Platform and is available on Acacia’s website at https://acaciapharma.com/investors/shareholder-meetings.

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting remotely or in person, you are strongly advised to submit a proxy appointment and voting instruction (electronically through CREST, or by any other method described in this Document) or to complete, sign and return the enclosed blue Form of Proxy in accordance with the instructions printed thereon as soon as possible, but in any event, to be received by Acacia’s Registrar, Equiniti, not later than, in respect of the Court Meeting, 4:00 p.m. (London time) and, in respect of the General Meeting, 4:15 p.m. (London time), in each case, on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting, or, in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant adjourned Meeting. If the blue Form of Proxy for the Court Meeting is not lodged by the relevant time, a copy of the blue Form of Proxy may be: (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof); or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences. However, if the yellow Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

The appointment of a proxy (electronically through CREST, by completing, signing and returning the blue Form of Proxy by post or by any other procedure described in this Document) will not prevent Scheme Shareholders (or their duly appointed proxies and/or corporate representatives) from accessing, following the business of, attending, submitting written questions and/or raising any objections (in the case of the Court Meeting) and voting at the Court Meeting remotely via the Virtual Meeting Platform as described in the opening pages of this Document and in the Virtual Meeting Guide, if you are entitled to and wish to do so.

OTHER IMPORTANT INFORMATION

Certain terms used in this Document are defined in Part IX (Definitions). References to times in this Document are to London, UK time unless otherwise stated.

If you have any questions about this Document, the Court Meeting or the General Meeting, or are in any doubt as to how to submit your proxies electronically or how to complete the Forms of Proxy, please contact the Shareholder Helpline operated by Acacia’s Registrar, Equiniti, by calling +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales). Calls from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

Greenhill and Jefferies are acting as joint financial advisers exclusively for Acacia and no-one else in connection with the Scheme and will not regard any other person as a client in relation to the Scheme and will not be responsible to anyone other than Acacia for providing the protections afforded to clients of Greenhill, Jefferies or their affiliates, nor for providing advice in relation to the Scheme or any matter referred to herein.

William Blair is acting as financial adviser exclusively for Eagle and no-one else in connection with the Scheme, will not regard any other person as a client in relation to the Scheme and will not be responsible to anyone other than Eagle for providing the protections afforded to clients of William Blair or its affiliates, nor for providing advice in relation to the Scheme or any other matters referred to in this Document. Neither William Blair nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of William Blair in connection with this Document, any statement contained herein, the Scheme or otherwise.

No person has been authorised to give any information or make any representations other than those contained in this Document and, if given or made, such information or representations must not be relied upon as having been authorised by Acacia, the Acacia Directors, Eagle, the Eagle Directors or by Greenhill, Jefferies or William Blair or any other person involved in the Scheme. Neither the delivery of this Document nor holding the Court Meeting, the General Meeting, the Scheme Court Hearing or filing the Scheme Court Order shall, under any circumstances, create any implication that there has been no change in the affairs of the Acacia Group or the Eagle Group since the date of this Document or that the information contained in, or incorporated into, this Document is correct as at any time subsequent to its date.

IMPORTANT NOTICE

The release, publication or distribution of this Document and/or any accompanying documents (in whole or in part) in, into or from jurisdictions other than the United Kingdom or Belgium may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or Belgium into whose possession this Document comes should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Scheme disclaim any responsibility or liability for the violation of such restrictions by any person or any other failure to satisfy any applicable laws, regulations or requirements. Neither this Document nor any of the accompanying documents do or are intended to constitute an offer or invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this Document or otherwise in any jurisdiction in which such offer or solicitation is unlawful.

The Scheme will be implemented solely in accordance with this Document, which contains the full terms and conditions of the Scheme, including details of how to vote in respect of the Scheme. Any voting decision or response in relation to the Scheme should be made solely on the basis of the information contained in this Document and the Forms of Proxy.

This Document may be deemed to be solicitation material in respect of the Scheme, including the issuance of New Eagle Shares. In reliance on the exemption provided by section 3(a)(10) of the US Securities Act, the issuance of the New Eagle Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the US Securities Act.

This Document has been prepared in accordance with and for the purpose of complying with applicable English law and information disclosed may not be the same as that which would have been disclosed if this Document had been prepared in accordance with the laws of jurisdictions outside England and Wales.

The Scheme is governed by English law and is not a public takeover bid within the meaning of the Belgian Act of 1 April 2007 on public takeover bids. To the extent relevant, this Document has been prepared in compliance with the Company’s obligations as a company listed on Euronext Brussels. This Document is not a prospectus or prospectus-equivalent document. This Document has not been submitted to nor approved by the Belgian Financial Services and Markets Authority.

The availability of the Scheme to Acacia Shareholders who are not resident in and citizens of the United Kingdom or Belgium may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom or Belgium should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom or Belgium to vote their Acacia Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Scheme disclaim any responsibility or liability for the violation of such restrictions by any person or any other failure to satisfy any applicable laws, regulations or requirements.

Unless otherwise determined by Eagle, and permitted by applicable law and regulation, the Scheme will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such use, means, instrumentality or form (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of or within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Copies of this Document and any formal documentation relating to the Scheme are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction and persons receiving this Document and all such documents relating to the Scheme (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Scheme.

Notice to US Investors in Acacia

US Holders should note that the Scheme relates to shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English law and which will be subject to the procedural and disclosure requirements and practices applicable in the UK to schemes of arrangement, which are different from those that may be applicable in the United States. The financial information included in this Document has been prepared in accordance with International Financial Reporting Standards, and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US.

Securities may not be offered or sold in the United States unless registered under the US Securities Act, and applicable state securities laws or exempt from such registration. In reliance on the exemption provided by section 3(a)(10) of the US Securities Act, the issuance of the New Eagle Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the US Securities Act.

Neither the SEC nor any US state securities commission has approved or disapproved of the New Eagle Shares to be issued in connection with the Scheme, or determined if this document is accurate or complete or has passed upon the fairness or the merits of the proposal described herein. Any representation to the contrary is a criminal offence in the United States.

Each Acacia Shareholder is urged to consult his or her tax adviser regarding the tax consequences of the Scheme applicable to him or her.

It may be difficult for US investors to enforce their rights and any claim arising out of the US federal securities laws, as Acacia is incorporated under the laws of England and Wales, some of its officers and directors may be residents of, and some or all of its assets are or may be located in, a non-US jurisdiction. US investors may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

None of the financial information in this Document has been audited in accordance with generally accepted accounting principles in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States). For the purposes of qualifying for the exemption from the registration requirements of the US Securities Act afforded by section 3(a)(10) thereof, Acacia will advise the Court that its sanctioning of the Scheme will be relied upon by Eagle as an approval of the fairness of the terms and conditions of the Scheme following a hearing on its fairness which all Scheme Shareholders are entitled to attend, in person or through counsel, to support or oppose the sanctioning of the Scheme and with respect to which adequate notification has been given to all such Scheme Shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Document (including information incorporated by reference in this Document), oral statements made regarding the Scheme, and other information published by Acacia, the Acacia Group, Eagle and/or the Eagle Group contain statements, which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Acacia, the Acacia Group, Eagle and/or the Eagle Group (as applicable) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.

The forward-looking statements contained in this Document include statements relating to the expected effects of the Scheme on Acacia, the Acacia Group, Eagle or the Eagle Group (including their future prospects, developments and strategies), the expected timing and scope of the Scheme and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. These statements include, but are not limited to, statements regarding future events such as: the strategic fit of Barhemsys® and Byfavo® with Eagle’s specialised hospital-based salesforce; statements regarding the addressable market size and commercial potential for Barhemsys® and Byfavo® and other products or product candidates; the expected structure, anticipated synergies, terms, timing and closing of the Scheme; Eagle’s marketing, product development, partnering and growth strategy, including relating to the commercialisation of Barhemsys® and Byfavo®, and the ability of Acacia’s technology and know-how to help Eagle achieve its strategy; the expectation that the addition of Barhemsys® and Byfavo® will be accretive to Eagle, and the timing thereof; the expected sources of financing for the Scheme and the cash resources of Eagle; the ability of Eagle to expand the application of the Acacia products; the timing, scope or likelihood and timing of regulatory filings and approvals from the FDA for Eagle’s product candidates, including landiolol; the ability of Barhemsys® and Byfavo® to address unmet clinical needs; the ability of Barhemsys® to offer significant economic savings to hospitals and ambulatory centres; the ability of Byfavo® to offer potential health and economic benefits and enable shorter procedure times and greater patient throughput; the ability of the Scheme to create value for Eagle’s shareholders; and the ability of Eagle’s executive team to execute on Eagle’s strategy and build stockholder value.

Although Acacia and Eagle believe that the expectations reflected in such forward-looking statements are reasonable (other than where expressly disclaimed), none of Acacia, the Acacia Group, Eagle and/or the Eagle Group can give any assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to: changes in the global political, economic, business and competitive environments (including, but not limited to, the impacts of the COVID-19 pandemic and geopolitical events such as the conflict in Ukraine); inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; interruptions or other adverse effects to clinical trials; legal or regulatory developments and changes, including, but not limited to, changes in environmental and health and safety regulations; government actions; foreign exchange rate and interest rate fluctuations; changes in tax rates; weak, volatile or illiquid capital and/or credit markets; market position of the companies comprising the Acacia Group; earnings; financial position; cash flows; return on capital and operating margins; anticipated investments; the ability of Eagle and/or the Acacia Group to obtain capital/additional finance; an unexpected decline in revenue or profitability; retention of senior management; the maintenance of labour relations; fluctuations in commodity prices and other input costs; operating and financial restrictions as a result of financing arrangements; changes in consumer habits and preferences, including a reduction in demand by customers; competitive product and pricing pressures; future business combinations or disposals; success of business and operating initiatives; changes in the level of capital investment; manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic or other events on Eagle or Acacia’s business, financial condition and results of operations; whether Eagle will successfully implement its development plan for, and successfully market and commercialise, its product candidates; the success of relationships with partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any products or that may have an impact on any of Eagle or Acacia’s products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; the strength and enforceability of Eagle or Acacia’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; the outcome of Acacia’s shareholder vote, the Court and other closing conditions; and factors in addition to the foregoing that may impact Eagle or Acacia’s expectations, including, among other things, any potential business development transactions, acquisitions, restructurings or legal settlements, in addition to any unanticipated factors, that may cause actual results and outcomes to materially differ.

Other unknown or unpredictable factors could cause actual results to differ materially from those expected, estimated or projected in the forward-looking statements. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward-looking statements should therefore be construed in the light of such factors.

None of Acacia, the Acacia Group, Eagle nor the Eagle Group, nor any of their respective associates or directors, officers, employees or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Document will actually occur. Given these risks and uncertainties, potential investors are cautioned not to place any reliance on these forward-looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated and there may be additional changes to the operations of the Acacia Group. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

Other than in accordance with their legal or regulatory obligations, none of Acacia, the Acacia Group, Eagle or the Eagle Group is under any obligation, and each of the foregoing expressly disclaim any intention or obligation to update or to revise any forward-looking statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events or otherwise.

NO PROFIT FORECASTS OR ESTIMATES

No statement in this Document, or incorporated by reference in this Document, is intended as a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this Document should be interpreted to mean that earnings or earnings per Acacia Share or per share of common stock of Eagle, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per Acacia Share or per share of common stock of Eagle, as appropriate.

ROUNDING

Certain figures included in this Document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

ELECTRONIC COMMUNICATIONS

Please be aware that addresses, electronic addresses and certain information provided by Acacia Shareholders, persons with information rights and other relevant persons for the receipt of communications from Acacia may be provided to Eagle.

AVAILABILITY OF THIS DOCUMENT

A copy of this Document will be made available on Acacia’s website (at https://acaciapharma.com/investors/shareholder-meetings) by no later than 12:00 p.m. (London time) on the Business Day following the date of this Document. Neither the contents of Acacia’s website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this Document.

Acacia Shareholders, persons with information rights and participants in Acacia Share Plans may request a hard copy of this Document or information incorporated into this Document by reference to another source free of charge by contacting Acacia’s Registrar, Equiniti, through either of the following methods: (i) by calling +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales); or (ii) by submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, in each case, stating your name and the address to which the hard copy should be sent. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the UK will be charged at the applicable international rate. Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice. For persons who received a copy of this Document in electronic form or via a website notification, a hard copy of this Document will not be sent to you unless you so request it. You may also request that all future documents, announcements and information sent to you in relation to the Scheme should be in hard copy form.

GENERAL

Investors should be aware that Eagle may purchase Acacia Shares otherwise than under the Scheme, including pursuant to privately negotiated purchases.

If you are in any doubt about the contents of this Document or the action you should take, you are recommended to seek your own independent financial and/or legal advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriate, authorised independent financial adviser.

This Document is dated 26 April 2022.

-i-

ACTION TO BE TAKEN

For the reasons set out in this Document, the Acacia Directors, who have been so advised by Greenhill as to the financial terms of the Scheme, consider the terms of the Scheme to be the best available option for Acacia Shareholders. In providing its financial advice to the Acacia Directors, Greenhill has taken into account the commercial assessments of the Acacia Directors.

Accordingly, in order to implement the Scheme, the Acacia Directors unanimously recommend that you vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as the Acacia Directors and certain Acacia Shareholders have irrevocably undertaken to do in respect of the 49,230,118 Acacia Shares which they hold and of which they control (or can procure the control of) the voting rights (representing approximately 48.78 per cent. of the issued share capital of Acacia as at the Latest Practicable Date), and further recommend that you take the action described below.

This section should be read in conjunction with the rest of this Document, and in particular, section 12 of Part I (Letter from the Chairman of Acacia) and section 22 of Part II (Explanatory Statement) of this Document and the notices of the Meetings at Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) respectively.

All references in this Document to “attend” and “vote” or “attending” and “voting” in the context of the Court Meeting include remote attendance via the Virtual Meeting Platform and voting by proxy or remotely via the Virtual Meeting Platform, respectively.

1.	Documents

Please check that you have received the following:

•	a blue Form of Proxy for use in respect of the Court Meeting on 19 May 2022;

•	a yellow Form of Proxy for use in respect of the General Meeting on 19 May 2022;

•	the Virtual Meeting Guide explaining how Acacia Shareholders and Scheme Shareholders can access and engage in the business of the Meetings remotely via the Virtual Meeting Platform; and

•	a pre-paid envelope (for use in the UK only) for the return of the blue Form of Proxy and the yellow Form of Proxy.

If you have not received all of these documents, please contact Acacia’s Registrar, Equiniti, on +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales). Calls from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

2.	Voting at the Court Meeting and the General Meeting

IT IS IMPORTANT THAT, FOR THE COURT MEETING IN PARTICULAR, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF SHAREHOLDER OPINION. YOU ARE THEREFORE STRONGLY ENCOURAGED TO APPOINT THE CHAIR OF THE RELEVANT MEETING AS YOUR PROXY AND SUBMIT A DISCRETIONARY OR SPECIFIED VOTING INSTRUCTION BY ANY OF THE METHODS DESCRIBED IN THIS DOCUMENT (ELECTRONICALLY THROUGH CREST OR BY COMPLETING, SIGNING AND RETURNING YOUR FORMS OF PROXY BY POST OR EMAIL) AS SOON AS POSSIBLE.

The Scheme will require approval at a meeting of Scheme Shareholders convened with the permission of the Court to be held at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004-2498, United States at 4:00 p.m. (London time) on 19 May 2022. Implementation of the Scheme will also require approval of the Special Resolution relating to the Scheme to be proposed at the General Meeting. The General Meeting will be held at the same place as the Court Meeting on 19 May 2022 at 4:15 p.m. (London time) (or as soon thereafter as the Court Meeting concludes or is adjourned).

As set out in the opening pages of this Document, whilst COVID-19 restrictions have been lifted as at the date of publication of this Document, the Acacia Directors note that the COVID-19 situation is constantly evolving, and the US federal and/or New York State government may change current restrictions or implement further measures, which affect the holding of shareholder meetings. As such, whilst Scheme Shareholders and Acacia Shareholders will be permitted to attend the Court Meeting and General Meeting, respectively, in person if they are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force), Scheme Shareholders and Acacia Shareholders are strongly encouraged to appoint “the Chair of the meeting” as their proxy for the Court Meeting and General Meeting, respectively. If any other person is appointed as proxy and COVID-19 restrictions are introduced that affect the holding of the Meetings, that proxy may not be permitted to formally attend the relevant Meeting in person (but will be able to remotely attend, ask questions and/or raise any objections (in the case of the Court Meeting) and vote at the relevant Meeting via the Virtual Meeting Platform). Scheme Shareholders and Acacia Shareholders are strongly encouraged to appoint a proxy for the Court Meeting and the General Meeting as soon as possible, using any of the methods (by post, by email or electronically) set out below, and may also appoint more than one proxy, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such holder.

Further, in respect of both the Court Meeting and the General Meeting, Scheme Shareholders and Acacia Shareholders, respectively, can also submit questions to be considered at the relevant Meeting in advance by email to IR@acaciapharma.com, provided that such emails must be received no later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting or any adjournment thereof. In addition, for both the Court Meeting and the General Meeting, Scheme Shareholders and Acacia Shareholders (and any of their respectively duly appointed proxies and/or corporate representatives) may also submit written questions at the relevant Meetings remotely via the Virtual Meeting Platform. The Chair of the Meetings will ensure that relevant matters relating to the formal business of the relevant Meeting are addressed in the relevant Meeting, unless no response is required to be provided under the Companies Act or the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of Acacia or the good order of the relevant Meeting.

Scheme Shareholders and Acacia Shareholders are required to cast or amend proxy voting instructions in respect of the relevant Meeting not later than, in respect of the Court Meeting, 4:00 p.m. (London time) and, in respect of the General Meeting, 4:15 p.m. (London time), in each case, on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting, or in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant adjourned Meeting. If the blue Form of Proxy for the Court Meeting is not lodged by the relevant time referred to above, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof) or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences. However, if the yellow Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

The appointment of a proxy (electronically through CREST or by completing, signing and returning the Forms of Proxy by post or by email or by any other procedure described in this Document) will not prevent you from attending and voting at the Court Meeting or the General Meeting in person if you are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force) or accessing, following the business of, attending, submitting written questions and/or raising any objections (in the case of the Court Meeting) and voting at the Court Meeting or the General Meeting remotely via the Virtual Meeting Platform, as described in the opening pages of this Document and in the Virtual Meeting Guide, if you are entitled to and wish to do so.

2.1	Sending Forms of Proxy

Please complete and sign the Forms of Proxy in accordance with the instructions printed on them and return them, either (i) in the pre-paid envelope to Acacia’s Registrar, Equiniti, by post to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, or (ii) by emailing a scanned copy to proxyvotes@equiniti.com, in each case, so as to be received as soon as possible and in any event not later than the relevant times set out below:

(A)	Blue Form of Proxy for the Court Meeting 4:00 p.m. (London time) on 17 May 2022

(B)	Yellow Form of Proxy for the General Meeting 4:15 p.m. (London time) on 17 May 2022 or, if in either case the Meeting is adjourned, the relevant Form of Proxy should be received not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the adjourned Meeting.

If the blue Form of Proxy in respect of the Court Meeting is not lodged by the relevant time, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof) or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences. However, if the yellow Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

Forms of Proxy returned in circumstances other than as set out in the foregoing paragraph will not be accepted.

2.2	Electronic appointment of proxies through CREST

If you hold Acacia Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the Court Meeting or the General Meeting (or any of their respective adjournments) by using the CREST electronic proxy appointment service, you may do so by using the procedures described in the CREST Manual (please also refer to the accompanying notes to the notices of the Meetings set out in Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) of this Document). CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with the specifications of Euroclear and must contain the information required for such instructions as described in the CREST Manual. The message (regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy) must, in order to be valid, be transmitted so as to be received by Equiniti not later than in respect of the Court Meeting, 4:00 p.m. (London time) and, in respect of the General Meeting, 4:15 p.m. (London time), in each case on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting, or in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant adjourned Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

In the case of the Court Meeting only, if the CREST proxy appointment or instruction is not received by this time, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof) or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed any voting service provider(s), to procure that their CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. For further information on the logistics of submitting messages in CREST, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Acacia may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

2.3	General

The appointment of a proxy (electronically through CREST or by completing, signing and returning the Forms of Proxy by post, email or by any other procedure described in this Document) will not prevent you from attending and voting at the Court Meeting or the General Meeting in person if you are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force) or accessing, following the business of, attending, submitting written questions and/or raising any objections (in the case of the Court Meeting) and voting at the Court Meeting or the General Meeting via the Virtual Meeting Platform, as described in the opening pages of this Document and in the Virtual Meeting Guide, if you are entitled to and wish to do so. Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders holding Scheme Shares at the Scheme Record Time, irrespective of whether or not they attended or voted in favour of, or against, the Scheme at the Court Meeting or in favour of, or against, or abstained from voting on the Special Resolution at the General Meeting.

3.	Acacia Share Plans

Participants in the Acacia Share Plans will be contacted separately regarding the effect of the Scheme on their rights under the Acacia Share Plans.

4.	Shareholder Helpline

If you have any questions about this Document, the Court Meeting or the General Meeting, or are in any doubt as to how to submit your proxies electronically or how to complete the Forms of Proxy, please contact the Shareholder Helpline operated by Acacia’s Registrar, Equiniti, by calling +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales). Calls from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable is based on Acacia’s and Eagle’s current expected dates for the implementation of the Scheme and is subject to change. If any of the dates and/or times in this expected timetable changes, the revised dates and/or times will be notified to Acacia Shareholders by announcement. Unless otherwise stated, references to all times in this Document and the timetable set out below are to London, UK time.

Event	Time and/or date(1)
Publication of this Document	26 April 2022

Latest time for lodging Forms of Proxy for the:

Court Meeting (blue form)	4:00 p.m. on 17 May 2022(2)

General Meeting (yellow form)	4:15 p.m. on 17 May 2022 (3)

Voting Record Time	6:30 p.m. on 17 May 2022 (4)

Court Meeting	4:00 p.m. on 19 May 2022

General Meeting	4:15 p.m. on 19 May 2022 (5)

The following dates and times associated with the Scheme are subject to change and will depend on, among other things, the date on which the Conditions to the Scheme are satisfied or, if capable of waiver, waived by Eagle, the date on which the Court sanctions the Scheme and the Scheme Court Order is delivered to the Registrar of Companies. Acacia will give adequate notice of all of these dates and times, when known, by issuing an announcement, with such announcement being made available on Acacia’s website at https://acaciapharma.com/investors. Further updates and changes to these times will be notified in the same way. See also note (1).

Scheme Court Hearing	7 June 2022(6)

Last day for dealings in, and for the registration of transfer of, Acacia Shares	8 June 2022(6)

Scheme Record Time	6:00 p.m. on 8 June 2022(6)

Disablement of CREST in respect of Acacia Shares	6:00 p.m. on 8 June 2022(6)

Suspension of dealings in Acacia Shares	by 7:30 a.m. on 9 June 2022(6)

Effective Date of the Scheme	9 June 2022(6)

New Eagle Shares listed and commencement of dealings in the New Eagle Shares on Nasdaq	9 June 2022(6)

Cancellation of listing of Acacia Shares	by no later than 8:00 a.m. on 10 June 2022(6)

Eagle CDIs credited to CREST accounts (in respect of Scheme Shares held in uncertificated form only)	On or soon after 10 June 2022(6)

Latest date for dispatch of statement of entitlement relating to the New Eagle Shares held through DRS (in respect of Scheme Shares held in certificated form only)	By 23 June 2022(6), being 14 days after the Effective Date

Latest date for dispatch of cheques and processing of electronic transfers and crediting of CREST accounts for cash consideration due under the Scheme and where applicable fractional payments	By 23 June 2022(6), being 14 days after the Effective Date

(1)	The dates and times given are indicative only and are based on current expectations and are subject to change (including as a result of changes to the regulatory timetable). If any of the times and/or dates above change, the revised times and/or dates will be notified to Acacia Shareholders by announcement.

Participants in the Acacia Share Plans will be contacted separately to inform them of the effect of the Scheme on their rights under the Acacia Share Plans, including details of any appropriate proposals being made and dates and times relevant to them.

(2)	It is requested that the blue Form of Proxy for the Court Meeting be lodged not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) prior to the time appointed for the Court Meeting or, if the Court Meeting is adjourned, 48 hours (excluding any part of such 48 hour period not falling on a Business Day) prior to the time fixed for any adjourned Court Meeting. If the blue Form of Proxy for the Court Meeting is not lodged by this time, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof) or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

(3)	In order to be valid, the yellow Form of Proxy for the General Meeting must be received by no later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) prior to the time appointed for the General Meeting or, if the General Meeting is adjourned, the time fixed for any adjourned General Meeting.

(4)	If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the relevant adjourned meeting will be 6:30 p.m. on the day which is two Business Days prior to the date of the adjourned meeting.

(5)	To commence at 4:15 p.m. or as soon thereafter as the Court Meeting concludes or is adjourned.

(6)	The dates and times above may change and will depend, inter alia, on the date on which the Conditions are satisfied (or, if applicable, waived) and the sanction of the Scheme by the Court. If any of the expected dates change, Acacia will give adequate notice of any change by issuing an announcement.

Part I
LETTER FROM THE CHAIRMAN OF ACACIA

Acacia Pharma Group PLC The Officer’s Mess, Royston Road, Duxford, Cambridge, CB22 4QH United Kingdom

(Incorporated in England and Wales with registered number 09759376)

Directors:

Scott Allen Byrd (Chairman)
Michael John Bolinder (Chief Executive Officer)
Edward Joseph Borkowski (Non-Executive Director)
John Robert Brown (Non-Executive Director)
Alessandro Della Chà (Non-Executive Director)
26 April 2022

To the holders of Acacia Shares and, for information only, to holders of awards and options under the Acacia Share Plans and persons with information rights.

Dear Shareholder,

RECOMMENDED ACQUISITION OF ACACIA BY EAGLE TO BE EFFECTED BY MEANS OF A SCHEME OF ARRANGEMENT

1.	Introduction

On 28 March 2022, the board of directors of each of Acacia and Eagle announced that they had reached agreement on the terms of a transfer of the entire issued and to be issued share capital of Acacia to Eagle by way of a scheme of arrangement under Part 26 of the Companies Act.

I am writing to you today, on behalf of the Acacia Directors, to set out the background to the Scheme and the reasons why the Acacia Directors are unanimously recommending that you vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the General Meeting, as the Acacia Directors have irrevocably undertaken to do in respect of the 217,243 Acacia Shares which they hold and of which they control (or can procure the control of) the voting rights (representing approximately 0.22 per cent. of the issued share capital of Acacia as at the Latest Practicable Date). In particular, I draw your attention to the letter from Greenhill set out in Part II (Explanatory Statement) of this Document which gives details about the Scheme and to the additional information set out in Part VIII (Additional Information on Acacia and Eagle) of this Document. Further information relating to the irrevocable undertakings given by the Acacia Directors and certain Acacia Shareholders, including the circumstances in which they may lapse, is set out at section 5 of this letter, and in section 4 of Part VIII (Additional Information on Acacia and Eagle) of this Document.

In order to approve the terms of the Scheme, the required majority of Scheme Shareholders will need to vote in favour of the resolution to be proposed at the Court Meeting and the required majority of Acacia Shareholders will need to vote in favour of the Special Resolution to be proposed at the General Meeting. The Court Meeting and the General Meeting are to be held on 19 May 2022 at 4:00 p.m. (London time) and 4:15 p.m. (London time) (or as soon thereafter as the Court Meeting concludes or is adjourned), respectively, at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004-2498, United States. Details of the actions you should take are set out in section 22 of Part II (Explanatory Statement) of this Document. The recommendation of the Acacia Directors is set out in section 5 of this letter.

Arrangements in light of the Covid-19 pandemic

Whilst COVID-19 restrictions have been lifted as at the date of publication of this Document, the Acacia Directors note that the COVID-19 situation is constantly evolving, and the US federal and/or New York State government may change current restrictions or implement further measures, which affect the holding of shareholder meetings. As such, whilst Scheme Shareholders and Acacia Shareholders will be permitted to attend the Court Meeting and General Meeting, respectively, in person if they are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force), Scheme Shareholders and Acacia Shareholders are strongly encouraged to appoint “the Chair of the meeting” as their proxy for the Court Meeting and General Meeting, respectively. If any other person is appointed as proxy and COVID-19 restrictions are introduced that affect the holding of the Meetings, that proxy may not be permitted to attend the relevant Meeting in person (but will be able to remotely attend, ask questions and/or raise any objections (in the case of the Court Meeting) and vote at the relevant Meeting via the Virtual Meeting Platform). Details of how to access and engage in the business of the Meetings are described in the opening pages of this Document and the Virtual Meeting Guide.

Scheme Shareholders and Acacia Shareholders are, in any case, strongly encouraged to submit proxy appointments and instructions for the Court Meeting and the General Meeting as soon as possible, using any of the methods described herein (whether electronically through CREST, by post or by any other method described in this Document).

2.	Summary of the terms of the Scheme

Under the terms of the Scheme, which is subject to the Conditions and further terms set out in Part III (Conditions to the Implementation of the Scheme) of this Document, Scheme Shareholders will be entitled to receive:

for each Scheme Share, €0.68 in cash and 0.0049 New Eagle Shares

The Scheme values the entire issued and to be issued share capital of Acacia at approximately €94.7 million on a fully diluted basis.

The cash portion of the consideration payable in connection with the Scheme represents approximately 75 per cent. of the total consideration, and the New Eagle Shares that Acacia Shareholders would receive represent approximately 25 per cent. of the total consideration, which represents approximately 3.8 per cent. of the enlarged Eagle share capital in issue, on a fully diluted basis, immediately following the Scheme becoming Effective. The total consideration equates to €0.90 for each Scheme Share.

If, on or after the date of the Announcement and prior to the Scheme becoming Effective, any dividend and/or other distribution and/or other return of capital is declared, made or paid by Acacia or becomes payable in respect of Acacia Shares, Eagle reserves the right to reduce the consideration payable under the terms of the Scheme for the Acacia Shares by an amount equal to the aggregate amount of such dividend and/or distribution and/or other return of capital. In such circumstances, Acacia Shareholders would be entitled to retain any such dividend and/or distribution and/or other return of capital. For further details, please refer to section 2 of Part II (Explanatory Statement) of this Document.

Further information about the Scheme is provided in Part II (Explanatory Statement) of this Document.

3.	Background to and reasons for Eagle’s involvement in the Scheme

The Scheme represents a potential opportunity for Eagle’s highly skilled hospital-based salesforce to integrate and promote Byfavo® and Barhemsys® and to leverage longstanding relationships to realise the potential of these assets. Acacia has an anticipated strong synergistic fit with Eagle’s current and expanding portfolio of hospital products and other expected cost synergies, and the Scheme is anticipated to be an attractive opportunity to potentially accelerate Eagle’s existing growth strategy and further its advantage in acute care.

Acacia’s commercial stage, new chemical entity products with long patent duration through 2031 would add complementary and diversified revenue streams to Eagle. The Scheme is expected to create a compelling commercial opportunity in both of Acacia’s FDA-approved products:

•	Barhemsys® is the first and only antiemetic approved for rescue treatment of postoperative nausea and vomiting despite prophylaxis and offers the potential for savings to hospitals and ambulatory centres; and

•	Byfavo® addresses an unmet need in procedural sedation by offering a fast-acting agent with a favorable safety profile versus other current treatments.

Eagle has a strong financial position which enables it to invest in this opportunity for potential significant value creation. Separately, Eagle has also agreed to issue a guarantee in favour of Cosmo, on the Effective Date, to unconditionally and irrevocably guarantee to Cosmo the due and punctual performance and observance by Acacia of all of Acacia’s obligations under the loan facility agreement dated 10 January 2020 between Acacia and Cosmo, such issue of the guarantee being subject only to Cosmo agreeing (conditional only on the issue of such guarantee by Eagle) to amend the facility agreement to reduce the interest rate thereunder from 11 per cent. per annum to 9 per cent. per annum.

4.	Background to and reasons for the recommendation

As expected and as previewed by Acacia in its interim results announcement made on 30 September 2021, Acacia met its formulary goals for both Barhemsys® and Byfavo® for the full year 2021 and continues to be very encouraged by the positive user feedback received for both products. Acacia continues to believe these products, with the right promotional support, are well positioned to deliver significant commercial success in the future.

However, as previously communicated, there remain significant operational challenges for Acacia as a result of the limited physical access to institutions resulting from the global COVID-19 pandemic, as well as the significant latency of demand due to the postponement of non-essential surgical procedures. The market has continued to be challenging as a result of the global COVID-19 pandemic, resulting in disrupted hospital operations, limited access, and significantly increased time and capital investment required for product launches. As a result of these conditions, the Acacia Group has experienced a significant reduction in its available liquidity as the net revenue in 2021 and so far in 2022 continues to lag behind expectations.

Against this challenging backdrop, Acacia’s performance in 2021 against its formulary targets has been positive and has continued to position the business well for growth over the longer term. Net revenues of Acacia for FY2021 were US$1.2 million, cash as at 31 December 2021 was US$21.4 million and Acacia’s cash runway, consistent with what has previously been communicated, would continue to finance Acacia until mid-2022 as it has managed its cash accordingly. However, in light of the continued delay in achieving significant revenues, Acacia now expects it would require a minimum of approximately US$115 million of additional cash to fund operations to break even (estimated to be by early FY2025).

As a result, the Acacia Board appointed Greenhill to undertake a comprehensive review of strategic alternatives available to maximise value for Acacia Shareholders.

The review of strategic alternatives has included consideration of options to raise additional capital, but found that the terms on which such capital was likely to be available would have led to significant dilution and potential destruction of value for Acacia Shareholders. Moreover, it was not clear that it would be viable to raise sufficient capital available to cover Acacia’s requirements, meaning Acacia would likely have only a slightly longer runway following any such dilution. The strategic review also considered obtaining further debt financing but, due to the terms of the existing debt of Acacia and Acacia’s low revenue/early-stage position, any debt financing would have required acceptance of terms that would have been significantly destructive of shareholder value.

A process was therefore undertaken in which proposals were solicited from multiple parties to acquire the entire issued share capital of Acacia and, in response, several proposals of different types were received and considered carefully by the Acacia Board.

Following consideration of the available proposals, and having regard to the financial advice provided by Greenhill and in view of Acacia’s available resources, the directors of Acacia unanimously believe that the Scheme is the best available option for Acacia Shareholders to maximise the value of their Acacia Shares.

Acacia Shareholders should note that, if the Scheme is not approved by the necessary majorities of Acacia Shareholders and, as a result, does not become unconditional in all respects, the Scheme will not come into effect. In that circumstance, the Acacia Board may not be able to negotiate alternative arrangements to ensure Acacia’s financial survival in its current form. It is impossible at this time to predict with certainty the consequences of a failure of the Scheme, but given the financial and liquidity situation of Acacia and on the basis of the information currently available to it, the Acacia Board considers that there is a significant risk that if the Scheme is not approved by the necessary number of Acacia Shareholders, this could lead to a very material reduction in the value attributable to Acacia Shares and/or an insolvency procedure relating to the Acacia Group, which could in turn result in negligible (if any) value being attributable to Acacia Shares.

5.	Recommendation, irrevocable undertakings and shareholder support for the Scheme

Following the completion of its strategic review, the Acacia Board consider the terms of the Scheme to be the best available option for Acacia Shareholders. In making this assessment, the Acacia Directors have received financial advice from Greenhill who, in providing its financial advice, has taken into account the commercial assessments of the Acacia Directors.

Accordingly, the Acacia Directors unanimously recommend to Acacia Shareholders to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as the Acacia Directors have irrevocably undertaken to do in respect of the 217,243 Acacia Shares which they hold and which they control (or can procure the control of) the voting rights (representing approximately 0.22 per cent. of the issued share capital of Acacia as at the Latest Practicable Date).

In addition to the irrevocable undertakings referred to above, Eagle has also received irrevocable undertakings from the three largest shareholders of Acacia to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of the 49,012,875 Acacia Shares which they hold and which they control (or can procure the control of) the voting rights, representing approximately 48.56 per cent. of the issued share capital as at the Latest Practicable Date. The three largest shareholders of Acacia also agreed to lock-up the New Eagle Shares which they will receive under the Scheme for (i) 12 months in respect of Cosmo; and (ii) the later of six months or 31 December 2022 in respect of Gilde Healthcare II Sub-Holding B.V. and Lundbeckfond Invest A/S.

Therefore Eagle has received irrevocable undertakings representing, in aggregate, 49,230,118 Acacia Shares representing 48.78 per cent. of the issued share capital of Acacia.

Further details of these irrevocable undertakings, including the circumstances in which they may lapse, are set out in section 4 of Part VIII (Additional Information on Acacia and Eagle) of this Document.

6.	Information relating to Eagle

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialised products include vasopressin injection, PEMFEXY™, RYANODEX®, BENDEKA®, BELRAPZO®, TREAKISYM (Japan), and its oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states. Additional information is available on Eagle’s website at www.eagleus.com.

Eagle is listed with shares of its common stock publicly traded on Nasdaq under the trading symbol “EGRX” and has a market capitalisation of approximately US$634 million as at 22 April 2022.

7.	New Eagle Shares

If the Scheme becomes Effective, Scheme Shareholders will receive 0.0049 New Eagle Shares for each Scheme Share held. The New Eagle Shares are expected to be listed only in the United States on Nasdaq and not on any stock exchange in the United Kingdom or Belgium. Your attention is therefore drawn to Eagle’s filings with the SEC and, in particular, to the risk factors set out on pages 30 to 64 of Eagle's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and section 5 of Part VIII (Additional Information on Acacia and Eagle) of this Document. Scheme Shareholders should consider the balance of New Eagle Shares and cash consideration that they are entitled to receive under the Scheme and section 17 of Part II (Explanatory Statement), in light of their own personal circumstances and are, therefore, strongly advised to seek their own independent financial, tax and legal advice in light of their own particular circumstances.

8.	Financing

The cash consideration payable by Eagle under the terms of the Scheme will be approximately €71.6 million. The cash consideration payable by Eagle under the terms of the Scheme is expected to be financed by existing cash resources of Eagle.

9.	Listing and delisting

Shares of Eagle’s common stock are listed on Nasdaq. Prior to the Effective Date, Eagle intends to apply to have the New Eagle Shares listed on Nasdaq once the Scheme has become Effective.

The Acacia Shares are admitted to trading on the regulated market of Euronext Brussels. Prior to the Scheme becoming Effective, it is intended that an application will be made to the market operator of Euronext Brussels for the cancellation of the listing and trading of the Acacia Shares on Euronext Brussels, with effect as of or shortly following the Effective Date.

It is expected that the last day of dealings in Acacia Shares on Euronext Brussels will be the Business Day immediately prior to the Effective Date and no transfers will be registered after 6.00 p.m. (London time) on that date.

It is also intended that, following the Scheme becoming Effective and after the Acacia Shares are de-listed, Acacia will be re-registered as a private company under the relevant provisions of the Companies Act.

10.	Acacia Share Plans

Details of the arrangements proposed to be implemented in relation to the Acacia Share Plans in connection with the Scheme are set out in section 9 of Part II (Explanatory Statement) of this Document.

11.	Acacia recent trading and balance sheet

For the year ended 31 December 2020, Acacia reported consolidated revenue of $0.2m. As at 31 December 2020, Acacia had $46.7m of cash and cash equivalents, $0.5m of trade and other receivables and $42.4m of total liabilities.

For the year ended 31 December 2021, Acacia reported consolidated revenue of $1.2m and cash and cash equivalents of $21.6m.

Financial information relating to Acacia is set out in Part V (Financial and Ratings Information) of this Document.

12.	Action to be taken by Acacia Shareholders

Details of the approvals being sought at the Court Meeting and the General Meeting and the action to be taken by Acacia Shareholders in respect of the Scheme are set out in section 22 of Part II (Explanatory Statement) of this Document.

Details relating to the cancellation of listing of the Acacia Shares and settlement of the consideration offered by Eagle are included in sections 16 and 17 of Part II (Explanatory Statement) of this Document.

13.	Overseas shareholders

Overseas shareholders should refer to Part VII (Additional Information for Overseas Shareholders) of this Document, which contains important information relevant to such holders.

14.	Taxation

Your attention is drawn to Part VI (Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document, which contain a summary of limited aspects of the UK and US tax treatment of the Scheme. This summary relates only to the position of certain categories of Acacia Shareholders (as explained further in Part VI (Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document), does not constitute tax advice and does not purport to be a complete analysis of all potential UK or US tax consequences of the Scheme.

You are strongly advised to contact an appropriate independent professional adviser immediately to discuss the tax consequences of the Scheme on your particular circumstances, in particular if you are in any doubt about your own taxation position or you are subject to taxation in a jurisdiction other than the United Kingdom or the United States.

15.	Fractional entitlements

Fractions of New Eagle Shares will not be allotted to Acacia Shareholders. Instead, all fractional shares which a holder of Acacia Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount in Euros (rounded down to the nearest cent) equal to such fractional amount multiplied by the last reported sale price of the shares of the common stock of Eagle on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Eagle) on the last Business Day prior to the Effective Date.

16.	Further information

Your attention is drawn to further information contained in Part II (Explanatory Statement), Part III (Conditions to the Implementation of the Scheme), Part IV (The Scheme of Arrangement) and Part VIII (Additional Information on Acacia and Eagle) of this Document which provides further details concerning the Scheme.

You are advised to read the whole of this Document and the accompanying Forms of Proxy and not just rely on the summary information contained in this letter or the Explanatory Statement.

Yours faithfully,

Scott Byrd

Chairman

Acacia Pharma Group PLC

Part II
EXPLANATORY STATEMENT

(in compliance with section 897 of the Companies Act 2006)

26 April 2022

To the holders of Acacia Shares and, for information only, to holders of awards and options under the Acacia Share Plans and persons with information rights.

Dear Shareholder,

RECOMMENDED ACQUISITION OF ACACIA BY EAGLE TO BE EFFECTED BY MEANS OF A SCHEME OF ARRANGEMENT

1.	Introduction

On 28 March 2022, the board of directors of each of Acacia and Eagle announced that they had reached agreement on the terms of a transfer of the entire issued and to be issued share capital of Acacia to Eagle by way of a scheme of arrangement under Part 26 of the Companies Act.

The Scheme requires, among other things, the approval of Scheme Shareholders at the Court Meeting and Acacia Shareholders at the General Meeting as well as the sanction of the Court.

Your attention is drawn to the letter from the Chairman of Acacia set out in Part I (Letter from the Chairman of Acacia) of this Document, which forms part of this Explanatory Statement. The letter contains, among other things: (a) the unanimous recommendation by the Acacia Directors to, in the case of the Court Meeting, Scheme Shareholders and, in the case of the General Meeting, Acacia Shareholders, to vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting (as applicable); and (b) information on the background to and reasons for the Scheme.

The Acacia Directors have been advised by Greenhill in connection with the financial terms of the Scheme. Greenhill has been authorised by the Acacia Directors to write to you to explain the terms of the Scheme and to provide you with other relevant information.

The Scheme is set out in full in Part IV (The Scheme of Arrangement) of this Document. For Overseas Shareholders, your attention is drawn to Part VII (Additional Information for Overseas Shareholders), which forms part of this Explanatory Statement.

Statements made or referred to in this letter regarding Eagle’s reasons for the Scheme, information concerning the business of Eagle, the financial effects of the Scheme on Eagle and/or intentions or expectations of or concerning Eagle reflect the views of the Eagle Directors.

Statements made or referred to in this letter regarding the background to and reasons for the recommendation of the Acacia Directors, information concerning the business of the Acacia Group and/or intentions or expectations of or concerning the Acacia Group prior to the Scheme becoming Effective reflect the views of the Acacia Board.

2.	Summary of the terms of the Scheme

The transaction is to be effected by way of a scheme of arrangement between Acacia and the Scheme Shareholders under Part 26 of the Companies Act.

Under the terms of the Scheme, which is subject to the Conditions and further terms set out in Part III (Conditions to the Implementation of the Scheme) of this Document, Scheme Shareholders will be entitled to receive:

for each Scheme Share, €0.68 in cash and 0.0049 New Eagle Shares

The Scheme values the entire issued and to be issued share capital of Acacia at approximately €94.7 million on a fully diluted basis.

The cash portion of the consideration payable in connection with the Scheme represents approximately 75 per cent. of the total consideration, and the New Eagle Shares that Acacia Shareholders would receive represent approximately 25 per cent. of the total consideration, which represents approximately 3.8 per cent. of the enlarged Eagle share capital in issue, on a fully diluted basis, immediately following the Scheme becoming Effective. The total consideration equates to €0.90 for each Scheme Share.

Acacia Shares will be acquired by Eagle pursuant to the Scheme fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching thereto, including the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of capital made, on or after the Effective Date.

If, on or after the date of the Announcement and prior to the Scheme becoming Effective, any dividend and/or other distribution and/or other return of capital is declared, made or paid by Acacia or becomes payable in respect of Acacia Shares, Eagle reserves the right to reduce the consideration payable under the terms of the Scheme for the Acacia Shares by an amount equal to the aggregate amount of such dividend and/or distribution and/or other return of capital. In such circumstances, Acacia Shareholders would be entitled to retain any such dividend and/or distribution and/or other return of capital. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable and it is: (i) transferred pursuant to the Scheme on a basis which entitles Eagle to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration payable under the terms of the Scheme will not be subject to change as set out in this section. Any exercise by Eagle of its rights referred to in this section would be the subject of an announcement and, for the avoidance of doubt, would not be regarded as constituting any revision or variation of the Scheme.

3.	Background to and reasons for Eagle’s involvement in the Scheme

Information relating to the background to and reasons for Eagle’s involvement in the Scheme is set out in section 3 of Part I (Letter from the Chairman of Acacia) of this Document.

4.	Background to and reasons for the recommendation

Information relating to the background to and reasons for the Acacia Directors’ recommendation of the Scheme is set out in section 4 of Part I (Letter from the Chairman of Acacia) of this Document.

Eagle has received irrevocable undertakings from each of the Acacia Directors who hold Acacia Shares to vote, or procure votes, in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of their own beneficial holdings which are under their control, amounting to, in aggregate, 217,243 Acacia Shares, representing, in aggregate, approximately 0.22 per cent. of the issued share capital of Acacia, as at the Latest Practicable Date.

Eagle has also received irrevocable undertakings from the three largest shareholders of Acacia to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of the 49,012,875 Acacia Shares which they hold and which they control (or can procure the control of) the voting rights, representing approximately 48.56 per cent. of the existing issued share capital of Acacia as at the Latest Practicable Date.

Therefore Eagle has received irrevocable undertakings representing, in aggregate, 49,230,118 Acacia Shares representing 48.78 per cent. of the issued share capital of Acacia.

Further details of these irrevocable undertakings are set out in section 4 of Part VIII (Additional Information on Acacia and Eagle) of this Document.

5.	Information relating to Acacia

Acacia is a hospital pharmaceutical company focused on the development and commercialisation of new products aimed at improving the care of patients undergoing significant treatments such as surgery, other invasive procedures or cancer chemotherapy. Acacia is a public company incorporated in England and is listed on Euronext Brussels.

6.	Information relating to Eagle

Information relating to Eagle is set out in section 6 of Part I (Letter from the Chairman of Acacia) of this Document.

7.	Financing of the Scheme

7.1	Eagle’s cash and cash equivalents were $97.7 million, net accounts receivable was $41.1 million, and debt was $26.0 million as of December 31, 2021.

7.2	The cash consideration payable by Eagle under the terms of the Scheme will be approximately €71.6 million. The cash consideration payable by Eagle under the terms of the Scheme is expected to be financed by existing cash resources of Eagle.

8.	New Eagle Shares

Information relating to the New Eagle Shares is set out in section 7 of Part I (Letter from the Chairman of Acacia) of this Document.

9.	Acacia Share Plans and other incentive arrangements

9.1	General

The Acacia Group operates the Acacia Share Plans to reward and retain its employees.

Participants in the Acacia Share Plans will be contacted separately on or shortly after publication of this Document regarding the effect of the Scheme on their rights under the Acacia Share Plans and with the details of the arrangements applicable to them.

A summary of the effect of the Scheme on outstanding options is set out below. In the event of any conflict between the summary set out below and the rules of the relevant Acacia Share Plan, the Acacia Directors’ remuneration policy (where applicable) and/or the communications to participants in the Acacia Share Plans regarding the effect of the Scheme on their rights under the Acacia Share Plans and the details of the arrangements applicable to them (the “Share Plan Notices”), the rules of the relevant Acacia Share Plan, the Acacia Directors’ remuneration policy (where applicable), or the terms of the Share Plan Notices (as the case may be) will prevail over the summary.

The Scheme will apply to any Acacia Shares which are unconditionally allotted, issued or transferred to satisfy the exercise of options under the Acacia Share Plans before the Scheme Record Time. Any Acacia Shares allotted, issued or transferred out of treasury to satisfy the exercise of options under the Acacia Share Plans after the Scheme Record Time will, subject to the Scheme becoming Effective and the proposed amendments to the Articles of Association being approved at the General Meeting, be transferred to Eagle in exchange for the same consideration as Scheme Shareholders will be entitled to receive under the Scheme.

Further information in respect of the proposed amendments to the Articles of Association is contained in the Notice of General Meeting at Part XI (Notice of General Meeting) of this Document.

9.2	Acacia Employee Benefit Trust

Acacia and Ocorian Trustees (Jersey) Limited (the “EBT Trustee”) established the Acacia Employee Benefit Trust by executing a trust deed dated 7 December 2018.

It is anticipated that the EBT Trustee will be requested to use the Acacia Shares that the Acacia Employee Benefit Trust holds to satisfy outstanding Options as far as possible. To the extent there are insufficient Acacia Shares held by the Acacia Employee Benefit Trust to satisfy outstanding options, Acacia, in consultation with Eagle, shall (i) issue new Acacia Shares, (ii) use market purchase shares; or (iii) pay cash, to satisfy outstanding options. Any settlement of the options in cash or in Acacia Shares shall be subject to applicable tax withholding required by law.

9.3	PSP

Options granted under the PSP that would not otherwise vest prior to the Court Sanction Date will (in consequence of the Scheme and in accordance with participants’ contractual rights under the PSP) vest and become exercisable, to the extent determined by the Acacia Remuneration Committee, on the Court Sanction Date.

The extent to which unvested Options outstanding under the PSP vest in connection with the Scheme is to be determined by the Acacia Remuneration Committee subject to its discretions under the rules of the PSP to: (A) assess the achievement of performance conditions; and (B) apply or disapply time pro-rating.

The current intention of the Acacia Remuneration Committee is that all outstanding Options granted under the PSP shall vest in full.

To the extent Options become exercisable as a consequence of the Scheme, they shall remain exercisable for one month following the Court Sanction Date and will then lapse (subject to any earlier lapse under the rules of the PSP).

9.4	DABP

There are no outstanding Options under the DABP.

9.5	CSOP

Options granted under the CSOP that would not otherwise vest prior to the Court Sanction Date will (in consequence of the Scheme and in accordance with participants’ contractual rights under the CSOP) vest and become exercisable, to the extent determined by the Acacia Remuneration Committee, on the Court Sanction Date.

The extent to which unvested Options outstanding under the CSOP vest in connection with the Scheme is to be determined by the Acacia Remuneration Committee subject to its discretions under the rules of the CSOP to: (A) assess the achievement of performance conditions; and (B) apply or disapply time pro-rating.

The current intention of the Acacia Remuneration Committee is that all outstanding Options granted under the CSOP shall vest in full.

Notwithstanding paragraph 15 of Schedule 1 of the Co-operation Agreement, to the extent Options become exercisable as a consequence of the Scheme, they shall remain exercisable for 20 days following the Effective Date and will then lapse (subject to any earlier lapse under the rules of the CSOP).

It is acknowledged that any exercise of options granted under the CSOP is unlikely given the exercise price of such Options is higher than the current value of the consideration payable to the Scheme Shareholders for the Scheme Shares.

9.6	EMI Plan

Options granted under the EMI Plan become exercisable in full on the Court Sanction Date. Options shall remain exercisable for six months following the Court Sanction Date and will then lapse (subject to any earlier lapse under the rules of the EMI Plan).

9.7	USOP

Options granted under the USOP become exercisable in full on the Court Sanction Date. Options shall remain exercisable for six months following the Court Sanction Date and will then lapse (subject to any earlier lapse under the rules of the USOP).

10.	The Acacia Directors and the effect of the Scheme on their interests

Details of the interests of the Acacia Directors in the share capital of Acacia, and awards in respect of such share capital, are set out in Part VIII (Additional Information on Acacia and Eagle) of this Document. Scheme Shares held by the Acacia Directors at the Scheme Record Time will be subject to the Scheme.

The Acacia Directors and the three largest Acacia Shareholders have irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of the Acacia Shares which they hold and of which they control (or can procure the control of) the voting rights. These irrevocable undertakings also extend to any shares acquired by the Acacia Directors as a result of the exercise of options under the Acacia Share Plans (if applicable, net of shares to cover any tax).

The irrevocable undertakings from the Acacia Directors and certain Acacia Shareholders will cease to be binding only if:

(A)	the Scheme does not become effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms, or

(B)	the Scheme lapses or is withdrawn or otherwise becomes incapable of becoming effective or has not become effective on or before the date falling six months after the date the irrevocable undertakings were entered into (or such later date as Eagle and Acacia agree in writing and that the Court, if required, approves).

In common with the other participants in the Acacia Share Plans, the Acacia Directors who hold options will be able to receive Acacia Shares under such options, to the extent that such options vest and are exercised.

Save as set out above, the effect of the Scheme on the interests of Acacia Directors does not differ from its effect on the like interests of any other Acacia Shareholder.

11.	Description of the Scheme and the Meetings

11.1	The Scheme

The Scheme is between Acacia and the Scheme Shareholders who are on the register of members of Acacia at the Scheme Record Time. This procedure requires approval by the Scheme Shareholders at the Court Meeting and the Acacia Shareholders at the General Meeting, and the sanction of the Scheme by the Court. The Scheme is set out in full in Part IV (The Scheme of Arrangement) of this Document.

The purpose of the Scheme is to provide for Eagle to become the holder of the entire issued and to be issued share capital of Acacia. This is to be achieved by transferring the Scheme Shares held by the Scheme Shareholders as at the Scheme Record Time to Eagle on the basis set out in this Document, in consideration for which the Scheme Shareholders will receive the consideration on the basis set out in this Document.

11.2	The Meetings

The Scheme will require the approval of the Scheme Shareholders at the Court Meeting and the Acacia Shareholders at the General Meeting, both of which will be held on 19 May 2022 at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004-2498, United States and through the electronic facilities that are being made available via the Virtual Meeting Platform. The Court Meeting is being held with the permission, and at the direction, of the Court to seek the approval of the Scheme Shareholders for the Scheme. The General Meeting is being convened to seek the approval of the Acacia Shareholders to enable the Acacia Directors to implement the Scheme and to amend the Articles of Association as described below.

Notices of both the Court Meeting and the General Meeting are set out in Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) respectively of this Document. Entitlement to attend and vote in respect of the business at these Meetings and the number of votes which may be cast thereat will be determined by reference to the register of members of Acacia at the Voting Record Time.

Whilst COVID-19 restrictions have been lifted as at the date of publication of this Document, the Acacia Directors note that the COVID-19 situation is constantly evolving, and the US federal and/or New York State government may change current restrictions or implement further measures, which affect the holding of shareholder meetings. As such, whilst the Scheme Shareholders and the Acacia Shareholders will be permitted to attend the Court Meeting and the General Meeting, respectively, in person if they are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force), the Scheme Shareholders and the Acacia Shareholders are strongly encouraged to appoint “the Chair of the meeting” as their proxy for the Court Meeting and the General Meeting, respectively. If any other person is appointed as proxy and COVID-19 restrictions that affect the holding of the Meetings are subsequently introduced, that proxy may not be permitted to attend the relevant Meeting in person (but will be able to remotely attend, ask questions and/or raise any objections (in the case of the Court Meeting) and vote at the relevant Meeting via the Virtual Meeting Platform, further details of which are set out below and in the Virtual Meeting Guide). Any changes to the arrangements for the Court Meeting and/or the General Meeting will be communicated to Scheme Shareholders and Acacia Shareholders before the Meetings, including through Acacia’s website at https://acaciapharma.com/investors and by announcement.

Acacia remains firmly committed to encouraging shareholder engagement during the business of the Court Meeting and the General Meeting. As such, Scheme Shareholders and Acacia Shareholders (and any of their duly appointed proxies and/or corporate representatives) will be given the opportunity to access, follow the business of, attend, submit written questions and /or raise any objections (in the case of the Court Meeting) and vote at the Court Meeting and the General Meeting remotely via the Virtual Meeting Platform as described in the opening pages of this Document, the Virtual Meeting Guide and in the notices of the Court Meeting and the General Meeting set out in Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) of this Document.

Access to the Court Meeting will be available from 3:00 p.m. (London time) on 19 May 2022, although the voting functionality will not be enabled until the Chair of the Court Meeting declares the poll open. Scheme Shareholders (and their duly appointed proxies and/or corporate representatives) will be permitted to submit written questions and/or raise any objections (via the Virtual Meeting Platform) to the Acacia Directors during the course of the Court Meeting.

The General Meeting will commence at 4:15 p.m. (London time) on 19 May 2022 or as soon thereafter as the Court Meeting concludes or is adjourned. As with the Court Meeting, Acacia Shareholders (and their duly appointed proxies and/or corporate representatives) will be permitted to submit written questions (via the Virtual Meeting Platform) to the Acacia Directors during the course of the General Meeting.

Further, in respect of both the Court Meeting and the General Meeting, Scheme Shareholders and Acacia Shareholders, respectively, can also submit questions to be considered at the relevant Meeting in advance by email to IR@acaciapharma.com, provided that such emails must be received no later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting or any adjournment thereof. In addition, for both the Court Meeting and the General Meeting, Scheme Shareholders and Acacia Shareholders (and any of their respectively duly appointed proxies and/or corporate representatives) may also submit written questions at the relevant Meetings remotely via the Virtual Meeting Platform. The Chair of the Meetings will ensure that relevant matters relating to the formal business of the relevant Meeting are addressed in the relevant Meeting, unless no response is required to be provided under the Companies Act or the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of Acacia or the good order of the relevant Meeting.

If the Scheme becomes Effective, it will be binding on all Acacia Shareholders, irrespective of whether or not they attended or voted at the Court Meeting and/or the General Meeting (and irrespective of whether or not they voted in favour of the resolutions at such Meetings).

Any Acacia Shares which Eagle may acquire prior to the Court Meeting or the General Meeting (and any Acacia Shares which any member of the Eagle Group (or its nominees) holds at the date of the Court Meeting or General Meeting) are not Scheme Shares and therefore no member of the Eagle Group (or its nominees) is entitled to vote at the Court Meeting in respect of the Acacia Shares held or acquired by them. Each such member of the Eagle Group will undertake to be bound by the Scheme.

Court Meeting

The Court Meeting has been convened with the permission of the Court for 4:00 p.m. (London time) on 19 May 2022 for Scheme Shareholders on the register of members of Acacia as at the Voting Record Time to consider and, if thought fit, approve the Scheme.

At the Court Meeting (or any adjournment of the Court Meeting), voting will be by poll and each Scheme Shareholder present in person (if so nominated by the Chair in order to establish a quorum or to facilitate the proceedings of the Court Meeting), remotely (via the Virtual Meeting Platform) or by duly appointed proxy or corporate representative will be entitled to one vote for each Scheme Share held as at the Voting Record Time. The approval required at the Court Meeting is a simple majority in number of those Scheme Shareholders present and voting (and entitled to vote) in person, remotely or by proxy, representing 75 per cent. or more in value of the Scheme Shares voted by such Scheme Shareholders.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting remotely or in person, you are strongly advised to submit a proxy appointment and voting instruction (electronically through CREST or by any other method described in this Document) or to complete, sign and return the enclosed blue Form of Proxy as soon as possible and in accordance with the instructions printed thereon as soon as possible, but in any event, to be received by Acacia’s Registrar, Equiniti, not later than 4:00 p.m. (London time) on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the Court Meeting, or in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the adjourned Court Meeting. If the blue Form of Proxy for the Court Meeting is not lodged by the relevant time referred to above, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof); or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

The appointment of a proxy (electronically through CREST, by completing, signing and returning the blue Form of Proxy by post or by any other method described in this Document) will not prevent you (or your duly appointed proxies and/or corporate representatives) from (i) attending and voting at the Court Meeting in person if you are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force) or (ii) accessing, following the business of, attending, submitting written questions and/or raising any objections and voting at the Court Meeting, remotely via the Virtual Meeting Platform as described in the opening pages of this Document and in the Virtual Meeting Guide, if you are entitled to and wish to do so.

General Meeting

In addition, the General Meeting has been convened for the same date (to be held immediately after the Court Meeting) to consider and, if thought fit, pass the Special Resolution to:

(i)	authorise the Acacia Directors to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect; and

(ii)	amend the Articles of Association in the manner described below.

Voting at the General Meeting will be by poll and each Acacia Shareholder will be entitled to one vote for each Acacia Share held as at the Voting Record Time. The approval required for the Special Resolution to be passed is at least 75 per cent. of the votes cast on such resolution (in person, remotely or by proxy).

Acacia Shareholders (and their duly appointed proxies and/or corporate representatives) will be able to access, follow the business of, attend, submit written questions and vote at the General Meeting remotely via the Virtual Meeting Platform in the same way as for the Court Meeting. You are strongly advised to submit a proxy appointment (electronically through CREST or by completing, signing and returning the yellow Form of Proxy by post or by any other method described in this Document) in favour of the Chair of the General Meeting (together with a discretionary or specified voting instruction) as soon as possible and in any event in sufficient time in advance of the deadline for submission of proxies.

Acacia will announce the details of the votes at the Meetings and publish them on its website at https://acaciapharma.com/investors as soon as practicable after the conclusion of the Meetings and, in any event, by no later than 8:00 a.m. (London time) on the Business Day following the Meetings.

11.3	Scheme Court Hearing

Under the Companies Act, the Scheme requires the sanction of the Court. The hearing by the Court to sanction the Scheme is currently expected to be held around 7 June 2022, subject to the availability of the Court and subject to the satisfaction (or, where applicable, waiver) of the Conditions set out in this Document.

The Scheme Court Hearing is expected to be held at The Royal Courts of Justice, The Rolls Buildings, Fetter Lane, London, EC4A 1NL, United Kingdom. Scheme Shareholders are entitled to attend at the Scheme Court Hearing, should they wish to do so, in person or represented by counsel. If physical attendance at the Scheme Court Hearing is not practicable, however, due to COVID-19 restrictions (or related guidelines) in place at the time, the Court may direct the hearing to proceed by means of video conference, in which case details will be announced in due course.

Following sanction of the Scheme by the Court, the Scheme will become Effective in accordance with its terms upon a copy of the Scheme Court Order being delivered to the Registrar of Companies. This is presently expected to occur two Business Days after the date of the Scheme Court Hearing, subject to the satisfaction (or, where applicable, waiver) of the Conditions.

Acacia and/or Eagle will make an announcement as soon as practicable following the Scheme becoming Effective.

If the Scheme becomes Effective, it will be binding on all Acacia Shareholders, irrespective of whether or not they attended or voted at the Court Meeting and/or the General Meeting (and irrespective of whether or not they voted in favour of the resolutions at such Meetings).

If the Scheme does not become Effective by 30 June 2022 or such later date, if any, as may be agreed in writing by Acacia and Eagle (as the Court may approve (if such approval is required)), the Scheme will never become Effective.

11.4	Amendments to the Articles of Association

It is proposed, by way of the Special Resolution, to amend Acacia’s Articles of Association to ensure that any Acacia Shares issued or transferred out of treasury to satisfy options or awards granted under the Acacia Share Plans, or otherwise, between the time at which the Special Resolution is passed and the Scheme Record Time will be subject to the Scheme. It is also proposed to amend Acacia’s Articles of Association so that any Acacia Shares issued or transferred out of treasury to any person other than Eagle or its nominee(s) at or after the Scheme Record Time will be automatically acquired by Eagle on the same terms as under the Scheme (other than terms as to timing and formalities). This will avoid any person (other than Eagle or its nominee(s)) being left with Acacia Shares after the Scheme becomes Effective.

The Special Resolution is set out in the notice of General Meeting in Part XI (Notice of General Meeting) of this Document and seeks the approval of Acacia Shareholders for such amendments.

11.5	Entitlement to vote at the Meetings

Each Acacia Shareholder who is entered in Acacia’s register of members at the Voting Record Time (expected to be 6:30 p.m. (London time) on 17 May 2022) will be entitled to access, follow the business of, attend, submit written questions and/or raise any objections (in the case of the Court Meeting) and vote at the Court Meeting and the General Meeting, remotely via the Virtual Meeting Platform and on all resolutions to be put to the Court Meeting and the General Meeting respectively.

If either Meeting is adjourned, only those Acacia Shareholders on the register of members at 6:30 p.m. (London time) on the day which is two Business Days before the adjourned Meeting will be entitled to attend and vote (in the manner specified in the foregoing paragraph). Each eligible Acacia Shareholder is entitled to appoint a proxy or proxies to attend and/or, on a poll, vote, instead of him or her.

The appointment of a proxy (electronically through CREST, by post or by any other method described in this Document) will not prevent you (or your duly appointed proxies and/or corporate representatives) from (i) attending and voting at the Court Meeting or the General Meeting in person if you are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force) or (ii) accessing, following the business of (or attending, submitting written questions and/or raising any objections (in the case of the Court Meeting) and voting) at the Meetings remotely via the Virtual Meeting Platform as described in the opening pages of this Document and in the Virtual Meeting Guide, if you are entitled to and wish to do so.

Acacia Shareholders (and their duly appointed proxies and/or corporate representatives) will be able to access, follow the business of, attend, submit written questions and vote at the General Meeting remotely via the Virtual Meeting Platform in the same way as for the Court Meeting.

If you are in any doubt as to whether or not you are permitted to vote at the Meetings, please contact the Shareholder Helpline operated by Acacia’s Registrar, Equiniti, by calling +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales). Calls from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

Further information on the actions to be taken is set out in section 22 of this Part II (Explanatory Statement).

11.6	Modifications to the Scheme

The Scheme contains a provision for Acacia and Eagle jointly to consent (on behalf of all persons concerned) to any modification of, or addition to, the Scheme or to any condition which the Court may approve or impose. The Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of any such modification, addition or condition. It would be for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held in those circumstances for the purpose of approving any such modification, addition or condition.

12.	Conditions to the Scheme

The Scheme is subject to a number of conditions set out in full in Part III (Conditions to the Implementation of the Scheme) of this Document, including without limitation:

(A)	approval of the resolution proposed at the Court Meeting by a majority in number of the Scheme Shareholders present and voting (and entitled to vote) at the Court Meeting, either in person or by proxy, representing not less than 75 per cent. in value of the Scheme Shares held by such Scheme Shareholders;

(B)	approval of the Special Resolution necessary to implement the Scheme by the required majority of the Acacia Shareholders at the General Meeting (which will require the approval of Acacia Shareholders representing at least 75 per cent. of the votes cast at the General Meeting, either in person or by proxy);

(C)	the Co-operation Agreement not being terminated on or prior to the Business Day prior to the Scheme Court Hearing in accordance with its terms;

(D)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Acacia and Eagle); and

(E)	the delivery of a copy of the Scheme Court Order to the Registrar of Companies.

The Scheme will require approval by Scheme Shareholders at the Court Meeting and Acacia Shareholders at the General Meeting and the sanction of the Court at the Scheme Court Hearing. The Meetings and the nature of the approvals required to be given at them are described in more detail in section 11 of this Part II (Explanatory Statement) above. Any Scheme Shareholder or person who considers that he or she has an interest in the Scheme and who is concerned that the Scheme may adversely affect him or her is entitled to attend the Scheme Court Hearing in person or through representation to support or oppose the sanctioning of the Scheme.

The Scheme can become Effective only if all Conditions to the Scheme, including shareholder approvals and the sanction of the Court, have been satisfied (or, where applicable, waived by Eagle). The Scheme will become Effective upon a copy of the Scheme Court Order being delivered to the Registrar of Companies. This is expected to occur between early June 2022 and 30 June 2022. Unless the Scheme becomes Effective by 30 June 2022, the Scheme will lapse and the Scheme will not proceed (unless Eagle and Acacia otherwise agree).

13.	Related arrangements

13.1	Confidentiality Agreement

On 1 December 2021, Eagle and Acacia entered into the Confidentiality Agreement in relation to the Scheme, pursuant to which, amongst other things, Eagle gave certain undertakings to: (a) subject to certain exceptions, keep information relating to the Scheme and the Acacia Group confidential and not to disclose it to third parties (other than certain permitted parties) unless required by law or regulation; and (b) use such confidential information for the sole purpose of discussing the transaction. The Confidentiality Agreement shall terminate one year after the date on which the Confidentiality Agreement was entered into but the confidentiality obligations will remain in force until it is expressly superseded by a definitive agreement between the parties or the date which is seven years following the expiration of the Confidentiality Agreement.

13.2	Co-operation Agreement

On 27 March 2022, Acacia and Eagle entered into the Co-operation Agreement, which contains certain obligations and commitments in relation to the implementation of the Scheme, including certain warranties to be given by Acacia and Eagle and provisions in relation to the conduct of Acacia between the date of the Co-operation Agreement and the Business Day prior to the Scheme Court Hearing.

Under the Co-operation Agreement, Acacia will pay Eagle a break payment of US$1,000,000 in cash upon termination of the Co-operation Agreement under certain circumstances relating to a Board Adverse Recommendation Change (as defined therein) or a Competing Proposal (as defined therein) being recommended by the Acacia Directors.

The Scheme will also terminate and/or the Scheme will be withdrawn or will lapse if the Co-operation Agreement is terminated in accordance with its terms. Further details of the termination provisions are set out in Part III (Conditions to the Implementation of the Scheme). The Co-operation Agreement has been published on Acacia’s website at https://acaciapharma.com/investors/regulatory-announcements as an appendix to the Announcement.

14.	Cancellation of listing of Acacia Shares

Prior to the Scheme becoming Effective, Acacia shall make an application for the cancellation of trading of the Acacia Shares on Euronext Brussels. The last day of dealings in Acacia Shares on Euronext Brussels is expected to be the Business Day immediately prior to the Effective Date and no transfers will be registered after 6.00 p.m. (London time) on that date.

It is also proposed that, following the Effective Date and after its shares are delisted, Acacia shall be re-registered as a private limited company.

15.	Listing of New Eagle Shares

Notification in the form of a ‘Listing of Additional Shares’ form is expected to be made by Eagle to Nasdaq for the New Eagle Shares. It is expected that, subject to the Scheme becoming Effective, admission of the New Eagle Shares to trading on the Nasdaq will become effective, and that dealings for normal settlement will commence, on or about 9.30 a.m. (New York time) on the second business day following the Effective Date.

16.	Settlement – Cash Consideration

Subject to the Scheme becoming Effective (and except as provided in Part VII (Additional Information for Overseas Shareholders) of this Document in relation to certain Overseas Shareholders), settlement of the cash consideration to which any Acacia Shareholder is entitled under the Scheme will be effected in the following manner:

16.1	Scheme Shares held in uncertificated form (that is, in CREST)

Where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in uncertificated form, settlement of the cash consideration to which such Scheme Shareholder is entitled (plus any amounts to be paid in lieu of any fractional entitlements to New Eagle Shares) will be paid by Acacia’s Registrar, Equiniti, through CREST in Euros, as soon as practicable (and in any event within 14 calendar days) after the Effective Date, in accordance with the CREST payment arrangements.

As from the Scheme Record Time, each holding of Scheme Shares credited to any stock account in CREST will be disabled and all Scheme Shares will be rematerialised prior to the Scheme becoming Effective.

Eagle reserves the right to pay any cash consideration to all or any Scheme Shareholder(s) who hold Scheme Shares in uncertificated form at the Scheme Record Time in the manner referred to in sub-section 16.2 below if, for any reason, it wishes to do so or, for reasons outside its reasonable control, it is not able to effect settlement in accordance with this section 16.1.

16.2	Scheme Shares held in certificated form (that is, not in CREST)

Where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, settlement of the cash consideration to which the Scheme Shareholder is entitled (plus any amounts to be paid in lieu of any fractional entitlements to New Eagle Shares) will be made by Acacia’s Registrar, Equiniti, in Euros by cheque, provided that Acacia and Eagle reserve the right, where a person is entitled to a cash consideration of at least €150,000, to agree with such person to facilitate electronic payment of such consideration in lieu of a cheque. Cheques in respect of cash consideration will be despatched by first class post, or by international standard post if overseas, at the risk of the person entitled thereto as soon as practicable (and in any event within 14 calendar days) after the Effective Date. Cheques will be sent to Scheme Shareholders at the address appearing in Acacia’s register of members at the Scheme Record Time or, in the case of joint holders, to the holder whose name appears first in such register of the joint holding concerned.

On the Effective Date, each certificate representing a holding of Acacia Shares subject to the Scheme will cease to be valid. Following settlement of the consideration to which a Scheme Shareholder is entitled under the Scheme, Scheme Shareholders will be bound on the request of Acacia either (i) to destroy such Acacia Share certificates; or (ii) to return such Acacia Share certificates to Acacia, or to any person appointed by Acacia, for cancellation.

17.	Settlement – New Eagle Shares

Subject to the Scheme becoming Effective (and except as provided in Part VII (Additional Information for Overseas Shareholders) of this Document in relation to certain Overseas Shareholders), settlement of the New Eagle Shares to which any Acacia Shareholder is entitled under the Scheme will be effected in the following manner:

17.1	Scheme Shares held in uncertificated form (that is, in CREST)

Unlike Acacia Shares, the New Eagle Shares are not capable of being held, transferred or settled through the CREST settlement systems. For this reason, Acacia Shareholders who hold their Acacia Shares in uncertificated form through CREST (directly or through a broker or other nominee with a CREST account) immediately prior to the Scheme Record Time (“Acacia CREST Shareholders”) will not be issued New Eagle Shares directly, but will be issued such number of Eagle CDIs as is equivalent to the number of New Eagle Shares they would otherwise be entitled to receive under the terms of the Scheme. One Eagle CDI will represent one New Eagle Share.

The Eagle CDIs will reflect the same economic rights as are attached to the New Eagle Shares. However, while the holders of Eagle CDIs will have an interest in the underlying New Eagle Shares, they will not be registered holders of the New Eagle Shares. Instead, CREST International Nominees Limited will hold the shares in a DTC account on behalf of the relevant holders.

As part of the Scheme, the New Eagle Shares to be issued to the Acacia CREST Shareholders will be issued by Eagle (via instructions to its transfer agent, American Stock Transfer & Trust Company LLC (“AST”)) to CREST International Nominees Limited in DTC. CREST International Nominees Limited will hold such interests as nominee for the CREST depository. The CREST depository will then issue the Eagle CDIs in CREST to the Acacia CREST Shareholders (via Equiniti acting as the receiving agent).

The terms on which the Eagle CDIs are issued and held in CREST are set out in the CREST Manual, the CREST International Manual (including the CREST Global Deed Poll set out in the CREST International Manual) and the CREST Terms and Conditions issued by Euroclear UK. In particular, pursuant to the CREST Global Deed Poll, the CREST depository will hold the beneficial interests in the Eagle Shares which are represented by the Eagle CDIs on bare trust for the Acacia CREST Shareholders.

The CREST depository will be instructed to credit the appropriate stock account in CREST of each Acacia CREST Shareholder with such Acacia CREST Shareholder’s entitlement to Eagle CDIs representing the New Eagle Shares as soon as reasonably practicable (and in any event within 14 calendar days) after the Effective Date. The stock account concerned will be an account under the same participant ID and member account ID under which the relevant Acacia CREST Shareholder holds the relevant Acacia Shares.

The Acacia CREST Shareholders will be able to settle trades in New Eagle Shares through CREST in the form of Eagle CDIs in the same way as they settle trades in Acacia Shares in CREST prior to and following the Scheme becoming Effective, or alternatively settle in DTC by way of cross-border message.

Holders of Eagle CDIs through CREST will be able to cancel their Eagle CDIs by settling a cross-border delivery transaction in respect of the underlying New Eagle Shares through CREST to take delivery of their book entry interest through their nominated DTC participant, in accordance with the rules and practices of CREST and DTC.

Notwithstanding the above, Eagle reserves the right to settle all or part of the consideration due to Acacia CREST Shareholders by issuing a direct registration statement reflecting Acacia CREST Shareholders’ ownership of the New Eagle Shares if, for any reason outside Eagle’s control, it is not able to effect settlement in accordance with the above procedures. However, it will be possible for arrangements to be made, following receipt by Acacia CREST Shareholders of their direct registration statements, for such shares to be credited to a DTC account. In such circumstances, the relevant information about this process will be provided with Acacia CREST Shareholders’ direct registration statements.

17.2	Scheme Shares held in certificated form (that is, not in CREST)

The New Eagle Shares to which Scheme Shareholders who hold Acacia Shares in certificated form become entitled will be allotted and issued to them directly through DTC’s Direct Registration System (“DRS”) by the Transfer Agent on Eagle’s instructions and the name and address of each such Scheme Shareholder will be entered as the registered owner of the relevant number of New Eagle Shares.

DRS is a method of recording ownership of New Eagle Shares in book-entry form which enables AST as Transfer Agent (the equivalent of a registrar in the UK) to maintain those shares electronically in Eagle’s records on behalf of the relevant Scheme Shareholder without the need for a physical share certificate to be issued. The DRS method of share recording is commonly used in the United States. Shares held in DRS have the same rights and privileges as shares of the relevant entity held in certificated form. Scheme Shareholders who receive their New Eagle Shares through DRS will be sent a book-entry account statement of ownership evidencing such Scheme Shareholder’s ownership of New Eagle Shares by the Transfer Agent as soon as reasonably practicable (and in any event within 14 calendar days) after the Effective Date. Along with the statement of ownership, such Scheme Shareholders will also be sent information about DRS, including further details on how the New Eagle Shares can be held, transferred or otherwise traded through DRS. Proxy materials, annual reports and other shareholder communications will be mailed from Eagle and/or its voting agent directly to the Scheme Shareholders who hold their New Eagle Shares through DRS. Persons holding New Eagle Shares through DRS who wish to dispose of any of their New Eagle Shares may do so by contacting the Transfer Agent, or any broker or custodian that is a DTC participant. The dealing services provided by and fees chargeable by different brokers may change from time to time and will vary between each broker and custodian. Any dividends paid on the New Eagle Shares held through DRS will be paid to holders of New Eagle Shares by cheque, provided that a holder of New Eagle Shares may, if such holder so wishes and subject to certain limitations, contact the Transfer Agent requesting that payment in respect of dividends or other distributions (if any) on such New Eagle Shares be made directly to such holder’s bank account (assuming, in each case, that such person remains a holder of New Eagle Shares as of any relevant dividend record date). Further information will be sent together with the statement of ownership. Scheme Shareholders who receive New Eagle Shares through DRS, but subsequently wish to hold the New Eagle Shares through a DTC participant, may instruct their DTC broker to transfer their New Eagle Shares into such DTC participant’s account. Details of the manner in which such instructions may be given are available from the Transfer Agent upon request, by contacting the Transfer Agent.

17.3	How can the New Eagle Shares be traded and settled?

The New Eagle Shares are expected to be listed on Nasdaq. Investors wishing to trade shares that are admitted to trading on Nasdaq usually instruct brokers or place their orders via an execution-only broker. The brokers then decide how best to execute the trade. Most trades executed on Nasdaq are carried out on Nasdaq’s electronic system, which matches orders to buy and sell these shares constantly and electronically throughout the day.

Scheme Shareholders will need to engage a duly licensed broker to assist with trading New Eagle Shares on Nasdaq and should note that their ability to finalise a trade of New Eagle Shares would depend on their individual circumstances and satisfaction of “know your client” and any other internal procedures of the relevant broker. Scheme Shareholders who wish to engage with a duly licensed broker for opening a U.S. brokerage account for trading of New Eagle Shares should directly contact the licensed broker of their choosing. Scheme Shareholders should also contact licensed brokers for transfer of their New Eagle Shares from the direct registration system to their own U.S. brokerage accounts.

18.	General

All documents and remittances sent to Acacia Shareholders will be sent at the risk of the person(s) entitled thereto.

On the Effective Date, each certificate representing a holding of Scheme Shares will cease to be a valid document of title and should be destroyed or, at the request of Acacia, delivered up to Acacia, or to any person appointed by Acacia to receive the same.

In accordance with the Scheme, as from the Scheme Record Time, Acacia shall procure that each holding of Scheme Shares credited to any stock account in CREST shall be disabled. With effect from the Effective Date, Acacia shall procure that Euroclear is instructed to cancel or transfer the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form. Following cancellation of the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form, Acacia shall procure that such entitlements to Scheme Shares are rematerialised.

Subject to the completion of the relevant forms of transfer or other instruments or instructions of transfer as may be required in accordance with the Scheme and, if applicable, the payment of any UK stamp duty thereon, Acacia shall make, or procure to be made, the appropriate entries in its register of members to reflect the transfer of the Scheme Shares to Eagle and/or its nominee(s).

Settlement of the consideration to which any Acacia Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which Eagle might otherwise be, or claim to be, entitled against such Acacia Shareholder.

All mandates and other instructions given to Acacia by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

18.1	Acacia Share Plans

The Scheme will apply to any Acacia Shares which are unconditionally allotted, issued or transferred to satisfy the exercise of options pursuant to the Acacia Share Plans after the making of the Scheme Court Order and prior to the Scheme Record Time. It is anticipated that the exercise of Options will be satisfied by (i) the Acacia Employee Benefit Trust using a combination of Acacia Shares already held by it and new Acacia Shares to be issued to the Acacia Employee Benefit Trust and/or using market purchase shares (if required); and/or (ii) through the cash-settlement of awards. The cash consideration due under the Scheme to the beneficial holders of those Scheme Shares will be paid as soon as practicable following the Effective Date by such method as shall be determined by Acacia (including, but not limited to, procuring that payments are made through payroll subject to the deduction of any applicable exercise price, income taxes and social security contributions).

18.2	Dividends

Please refer to section 2 of this Part II (Explanatory Statement) for further information on dividends.

19.	Taxation

Your attention is drawn to Part VI (Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document, which contain a summary of limited aspects of the UK and US tax treatment of the Scheme. This summary relates only to the position of certain categories of Acacia Shareholders (as explained further in Part VI (Taxation) and Part VII (Additional Information for Overseas Shareholders) of this Document), does not constitute tax advice and does not purport to be a complete analysis of all potential UK or US tax consequences of the Scheme.

You are strongly advised to contact an appropriate independent professional adviser immediately to discuss the tax consequences of the Scheme on your particular circumstances, in particular if you are in any doubt about your own taxation position or you are subject to taxation in a jurisdiction other than the United Kingdom or the United States.

20.	Overseas holders

Overseas Shareholders should refer to Part VII (Additional Information for Overseas Shareholders) of this Document which contains important information relevant to such Overseas Shareholders.

21.	Further information

The terms of the Scheme are set out in full in Part IV (The Scheme of Arrangement) of this Document. Your attention is also drawn to the further information contained in this Document, and, in particular, to the further information regarding Acacia and Eagle set out in Part VIII (Additional Information on Acacia and Eagle) of this Document.

22.	Actions to be taken

22.1	Sending Forms of Proxy

Please complete and sign the enclosed Forms of Proxy in accordance with the instructions printed on them and return them, either (i) in the pre-paid envelope to Acacia’s Registrar, Equiniti, by post to Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom or (ii) by emailing a scanned copy to proxyvotes@equiniti.com, in each case, so as to be received as soon as possible and in any event not later than the relevant times set out below:

Blue Form of Proxy for the Court Meeting	4:00 p.m. (London time) on 17 May 2022

Yellow Form of Proxy for the General Meeting	4:15 p.m. (London time) on 17 May 2022

or, if in either case the Meeting is adjourned, the relevant Form of Proxy should be received not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the adjourned Meeting.

If the blue Form of Proxy in respect of the Court Meeting is not lodged by the relevant time, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after the relevant time but prior to 30 minutes before the commencement of the Court Meeting or any adjournment thereof or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences. However, if the yellow Form of Proxy for the General Meeting is not lodged by the relevant time, it will be invalid.

Forms of Proxy returned by email in circumstances other than as set out in the foregoing paragraph will not be accepted.

22.2	Electronic appointment of proxies through CREST

If you hold Acacia Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the Court Meeting or the General Meeting (or any of their respective adjournments) by using the CREST electronic proxy appointment service, you may do so by using the procedures described in the CREST Manual (please also refer to the accompanying notes to the notices of the Meetings set out in Part X (Notice of Court Meeting) and Part XI (Notice of General Meeting) of this Document). CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with the specifications of Euroclear and must contain the information required for such instructions as described in the CREST Manual. The message (regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy) must, in order to be valid, be transmitted so as to be received by Equiniti not later than, in respect of the Court Meeting, 4:00 p.m. (London time) and, in respect of the General Meeting, 4:15 p.m. (London time), in each case on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting, or in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant adjourned Meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

In the case of the Court Meeting only, if the CREST proxy appointment or instruction is not received by this time, a copy of the blue Form of Proxy may be (i) emailed to proxyvotes@equiniti.com at any time after the relevant time but prior to 30 minutes before the commencement of the Court Meeting or any adjournment thereof or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed any voting service provider(s), to procure that his/her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. For further information on the logistics of submitting messages in CREST, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Acacia may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

22.3	Remote Attendance at the Meetings

It is important that, for the Court Meeting in particular, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting remotely or in person, you are strongly advised to submit a proxy appointment and voting instruction (electronically through CREST or by any other method described in this Document) or to complete, sign and return the enclosed blue Form of Proxy in accordance with the instructions printed thereon as soon as possible, but in any event, to be received by Acacia’s Registrar, Equiniti, not later than 4:00 p.m. (London time) on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the Court Meeting, or in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the adjourned Court Meeting. If the blue Form of Proxy for the Court Meeting is not lodged by the relevant time referred to above, a copy of the blue Form of Proxy may be: (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof); or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

The appointment of a proxy (electronically through CREST, by post or by any other method described in this Document) will not prevent you from attending and voting at the Court Meeting or the General Meeting in person if you are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force) or accessing, following the business of, attending, submitting written questions and/or raising any objections (in the case of the Court Meeting) and voting at the relevant Meeting remotely via the Virtual Meeting Platform, as described in the opening pages of this Document and in the Virtual Meeting Guide, if you are entitled to and wish to do so.

22.4	Shareholder Helpline

If you have any questions about this Document, the Court Meeting or the General Meeting, or are in any doubt as to how to submit your proxies electronically or how to complete the Forms of Proxy, please contact the Shareholder Helpline operated by Acacia’s Registrar, Equiniti, by calling +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales). Calls from outside the UK will be charged at the applicable international rate. Different charges may apply to calls from mobile telephones. Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

Yours faithfully,

Dean Rodrigues

for and on behalf of Greenhill & Co. International LLP

Part III
CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME

Part A   Conditions of the Scheme

Timing

1.	The Scheme will be conditional upon it becoming unconditional and Effective by no later than 30 June 2022 (unless Eagle and Acacia otherwise agree).

Scheme Approval

2.	The Scheme is conditional upon:

(A)	(i) the approval of the Scheme by a majority in number of the Scheme Shareholders present and voting (and entitled to vote) at the Court Meeting (and any separate class meeting which may be required by the Court (or at any adjournment thereof)), either in person or by proxy, representing not less than 75 per cent. in value of the Scheme Shares held by such Scheme Shareholders (or the relevant class or classes thereof); and (ii) the Court Meeting being held on or before the 22nd day after the expected date of the Court Meeting set out in this Document (or such later date (if any) as Eagle and Acacia may agree, and that the Court may allow, if required);

(B)	(i) all resolutions necessary to approve and implement the Scheme as set out in the notice of the General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority of Acacia Shareholders at the General Meeting (or at any adjournment thereof), which will require the approval of Acacia Shareholders representing at least 75 per cent. of the votes cast at the General Meeting, either in person or by proxy; and (ii) the General Meeting being held on or before the 22nd day after the expected date of the General Meeting set out in this Document (or such later date (if any) as Eagle and Acacia may agree, and that the Court may allow, if required); and

(C)	(i) the sanction of the Scheme by the Court without modification (or with modification on terms acceptable to Eagle and Acacia) and the delivery of a copy of the Scheme Court Order to the Registrar of Companies for registration; and (ii) the Scheme Court Hearing being held on or before the 22nd day after the expected date of the Scheme Court Hearing set out in this Document (or such later date (if any) as Eagle and Acacia may agree, and that the Court may allow, if required).

Certain further terms of the Scheme

3.	The Scheme will be withdrawn or will lapse if the Co-operation Agreement is terminated in accordance with its terms, including if:

(i)	the parties so agree in writing, at any time prior to the General Meeting;

(ii)	upon service of written notice by Acacia to Eagle, if one or more of the following occurs: (i) a Competing Proposal (as defined in the Co-operation Agreement) is made and the Acacia Directors recommend such Competing Proposal or state publicly that it is their intention to recommend such Competing Proposal; (ii) at any time, a Competing Proposal completes, becomes effective or becomes, or is declared, unconditional in all respects; or (iii) at any time, a Board Adverse Recommendation Change (as defined in the Co-operation Agreement) occurs; or

(iii)	upon service of written notice by Eagle to Acacia on or before the Business Day prior to the Scheme Court Hearing, if: (i) Acacia shall not have performed in all material respects its obligations in respect of the conduct of Acacia between the date of the Co-operation Agreement and the Business Day prior to the Scheme Court Hearing; (ii) the warranties set forth in Schedule 4 of the Co-operation Agreement: (x) were not true, accurate and not misleading as of the date of the Co-operation Agreement; and (y) are not true, accurate and not misleading as of the Business Day prior to the Scheme Court Hearing, except in each case, where any failures of any such warranties to be true, accurate and not misleading would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined therein).

4.	Acacia Shares will be acquired by Eagle fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of the Announcement or subsequently attaching or accruing to them, including the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable, or any other return of capital made, on or after the Effective Date.

5.	If, on or after the date of the Announcement and prior to the Effective Date, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of the Acacia Shares with a record date falling on or before the Scheme Record Time, Eagle reserves the right to reduce the consideration payable under the terms of the Scheme for the Acacia Shares at such date by an amount equal to the aggregate amount of such dividend and/or distribution and/or return of capital, in which case any reference in the Announcement or in this Document to the consideration payable under the terms of the Scheme will be deemed to be a reference to the consideration as so reduced. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable and it is: (i) transferred pursuant to the Scheme on a basis which entitles Eagle to receive the dividend or distribution and to retain it; or (ii) cancelled, the consideration payable under the terms of the Scheme will not be subject to change in accordance with this paragraph. Any exercise by Eagle of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Scheme.

6.	Fractions of New Eagle Shares will not be allotted to Acacia Shareholders. Instead, all fractional shares which a holder of Acacia Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount in Euros (rounded down to the nearest cent) equal to such fractional amount multiplied by the last reported sale price of the shares of the common stock of Eagle on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Eagle) on the last Business Day prior to the Effective Date.

7.	The Scheme is subject to the Conditions and certain further terms which are set out in this Part III and elsewhere in this Document.

8.	The availability of the Scheme to Acacia Shareholders, the New Eagle Shares to be issued pursuant to the Scheme to Acacia Shareholders and the distribution of this Document to Acacia Shareholders who are not resident in the United Kingdom or Belgium may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Acacia Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

9.	The Announcement, this Document and any rights or liabilities arising hereunder, the Scheme, and any proxies will be governed by English law and be subject to the jurisdiction of the courts of England and Wales. The Scheme will also be subject to the applicable requirements of Euronext Brussels.

Part IV
THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

COMPANIES COURT (ChD)

CR-2022-001067

IN THE MATTER OF ACACIA PHARMA GROUP PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

ACACIA PHARMA GROUP PLC

and

THE HOLDERS OF THE SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(A)	In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“Acacia” or “Company”	Acacia Pharma Group PLC, a company incorporated in England and Wales with registered number 09759376;

“Acacia Directors”	the directors of Acacia from time to time;

“Acacia Share Plans”	the Acacia Pharma Group Deferred Annual Bonus Plan, the Acacia Pharma Group Performance Share Plan, the Acacia Pharma Group PLC 2015 Enterprise Management Incentive Plan, the Acacia Pharma Group PLC Company Share Option Plan and the Acacia Pharma Group PLC Unapproved Share Option Plan;

“Acacia Shareholders”	the registered holders of Acacia Shares;

“Acacia Shares”	the ordinary shares of £0.02 each in the capital of Acacia from time to time, but excluding any such ordinary shares held or which become held in treasury;

“AST”	American Stock Transfer & Trust Company LLC, Eagle’s transfer agent;

“Business Day”	any day (excluding any Saturday, Sunday or any public or bank holiday in England) on which banks in London and Brussels are generally open for normal business;

“CDIs”	CREST Depository Interests;

“certificated form” or “in certificated form”	a share or other security which is not in uncertificated form (that is, not in CREST);

“Companies Act”	the Companies Act 2006, as amended from time to time;

“Conditions”	the conditions to the Scheme and to the implementation of this Scheme set out in Part III (Conditions to the Implementation of the Scheme) of the Document;

“Court”	the High Court of Justice in England and Wales;

“Court Meeting”	the meeting of Scheme Shareholders convened pursuant to an order of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) this Scheme (including any adjournment, postponement or reconvening of such meeting);

“CREST”	the relevant system (as defined in the CREST Regulations) in respect of which Euroclear is the Operator (as defined in the CREST Regulations) in accordance with which securities may be held and transferred in uncertificated form;

“CREST Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended from time to time;

“Document”	the document dated 26 April 2022 addressed to Acacia Shareholders containing this Scheme and the Explanatory Statement;

“DRS”	DTC’s Direct Registration System;

“DTC”	the Depository Trust Company;

“Eagle”	Eagle Pharmaceuticals, Inc.;

“Eagle Group”	Eagle and any subsidiary and/or parent undertaking of Eagle from time to time;

“Effective”	the Scheme having become effective pursuant to its terms;

“Effective Date”	the date on which this Scheme becomes Effective;

“Euroclear”	Euroclear UK & International Limited (company number: 02878738);

“Excluded Shares”	any Acacia Shares:

(i) which are registered in the name of, or beneficially owned by, Eagle or any member of the Eagle Group; or

(ii) which are held in treasury by Acacia,

in each case, immediately prior to the Scheme Record Time;

“holder”	a registered holder and includes any person(s) entitled by transmission;

“Latest Practicable Date”	close of business on 25 April 2022, being the latest practicable date before publication of this Document;

“Nasdaq”	the Nasdaq Global Market;

“New Eagle Shares”	the shares of common stock of Eagle proposed to be issued to Acacia Shareholders pursuant to this Scheme;

“Registrar” or “Acacia’s Registrar”	Equiniti Limited;

“Scheme”	this proposed scheme of arrangement to be implemented under Part 26 of the Companies Act of the entire issued and to be issued share capital between Acacia and the Scheme Shareholders, in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Acacia and Eagle;

“Scheme Court Order”	the order of the Court sanctioning this Scheme under section 899 of the Companies Act;

“Scheme Record Time”	6:00 p.m. (London time) on the Business Day immediately after the date on which the Court makes the Scheme Court Order;

“Scheme Shareholders”	the registered holders of Scheme Shares;

“Scheme Shares”	all Acacia Shares:

(i) in issue as at the date of this Document;

(ii) (if any) issued after the date of this Document and prior to the Voting Record Time; and

(iii) (if any) issued on or after the Voting Record Time but before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, in each case (where the context requires), which remain in issue at the Scheme Record Time but excluding the Excluded Shares;

“Transfer Agent”	the transfer agent appointed by Eagle, being AST;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“uncertificated form” or “in uncertificated form”	in relation to a Scheme Share, one which is recorded on the relevant register as being held in uncertificated form in CREST, and title to which, by virtue of the CREST Regulations, may be transferred by means of CREST; and

“Voting Record Time”	6:30 p.m. (London time) on 17 May 2022, being the day which is two Business Days prior to the date of the Court Meeting or, if the Court Meeting is adjourned, 6:30 p.m. (London time) on the day which is two Business Days before the date of such adjourned meeting.

(B)	As at the Latest Practicable Date, the issued share capital of Acacia was £2,018,462.66 divided into 100,923,133 ordinary shares of £0.02 each, all of which are credited as fully paid up. As at the Latest Practicable Date, Acacia does not hold any ordinary shares in treasury.

(C)	As at the Latest Practicable Date, 5,939,424 Acacia Shares may be issued on or after the date of this Document to satisfy the exercise of options pursuant to the Acacia Share Plans and the Acacia Employee Benefit Trust holds 1,002,584 Acacia Shares which can be used to satisfy the exercise of options and vesting of awards granted under the Acacia Share Plans.

(D)	As at the Latest Practicable Date, no member of the Eagle Group is, and no person acting in concert with Eagle is, in each case, the registered holder and/or beneficial owner of any Acacia Shares.

(E)	Eagle has agreed, subject to the satisfaction or (where applicable) waiver by Eagle of the Conditions set out in this Document (other than Condition 2), to appear by Counsel at the hearing to sanction this Scheme and to undertake to the Court to be bound by the provisions of this Scheme in so far as it relates to Eagle and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it to give effect to this Scheme.

(F)	References to £ are to the lawful currency of the United Kingdom and references to € or Euros are to the lawful currency of the member states of the European Union which adopt or have adopted it as their lawful currency.

(G)	References to clauses and sub-clauses are to clauses and sub-clauses of this Scheme.

THE SCHEME

1.	Transfer of Scheme Shares

(A)	Upon and with effect from the Effective Date, Eagle (and/or its nominee(s)) shall acquire all the Scheme Shares fully paid up with full title guarantee, free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever, and together with all rights attaching or accruing to such Scheme Shares at the Effective Date or thereafter attached thereto, including voting rights and the right to receive and retain, in full, all dividends and other distributions (if any) declared, made, paid or payable in respect of the Scheme Shares, or any other return of capital or value made after, in each case, the Effective Date in accordance with its terms.

(B)	For the purposes of the Scheme, the Scheme Shares shall be transferred to Eagle (and/or its nominee(s)) and such transfer shall be effected by means of a form of transfer or other instrument or instruction of transfer, and to give effect to such transfer(s) any Acacia Director may be appointed as attorney and/or agent and shall be authorised as such attorney and/or agent on behalf of the relevant holder of Scheme Shares to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer (whether as a deed or otherwise) of such Scheme Shares and every form, instrument or instruction of transfer so executed shall be as effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred. Each such form of transfer or other instrument or instruction of transfer shall be deemed to be the principal instrument of transfer and the equitable or beneficial interest in the Scheme Shares shall only be transferred to Eagle (and/or its nominee(s)), together with the legal interest in such Scheme Shares, pursuant only to such form of transfer or other instrument or instruction of transfer.

(C)	With effect from the Effective Date and pending the registration of the transfer of the Scheme Shares pursuant to sub-clauses 1(A) and 1(B) of this Scheme and the updating of the register of members of Acacia to reflect such transfer, each Scheme Shareholder irrevocably:

(i)	appoints Eagle (and/or its nominee(s)) as his, her or its attorney and/or agent to exercise on its behalf (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to its Scheme Shares and any or all rights and privileges (including the right to requisition the convening of a general meeting of Acacia or of any class of its shareholders) attaching to its Scheme Shares;

(ii)	appoints Eagle (and/or its nominee(s)) and any one or more of its directors or agents to sign on behalf of such Scheme Shareholder any documents, and do such things, as may in the opinion of Eagle and/or any one or more of its directors or agents be necessary or desirable in connection with the exercise of any votes or any other rights or privileges attaching to such Scheme Shareholder’s Scheme Shares (including, without limitation, an authority to sign any consent to short notice of any general or separate class meeting of Acacia as attorney or agent for, and on behalf of, such Scheme Shareholder and/or to attend and/or to execute a form of proxy in respect of its Scheme Shares appointing any person nominated by Eagle and/or any one or more of its directors or agents to attend any general and separate class meetings of Acacia (or any adjournment thereof) and to exercise or refrain from exercising the votes attaching to the Scheme Shares on such Scheme Shareholder’s behalf); and

(iii)	authorises Acacia and/or its agents to send to Eagle (and/or its nominee(s)) any notice, circular, warrant or other document or communication which may be required to be sent to them as a member of Acacia in respect of such Scheme Shares (including any share certificate(s) or other document(s) of title issued as a result of conversion of their Scheme Shares into certificated form), such that from the Effective Date, no Scheme Shareholder shall be entitled to exercise any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares.

2.	Consideration for the transfer of Scheme Shares

(A)	In consideration for the transfer of the Scheme Shares to Eagle (and/or its nominee(s)) referred to in sub-clauses 1(A) and 1(B) of this Scheme, Eagle shall, subject as hereinafter provided, pay or procure that there shall be paid to or for the account of each Scheme Shareholder (as appearing on the register of members of Acacia at the Scheme Record Time):

for each Acacia Share €0.68 in cash

and shall procure to be issued to, or for the account of each Scheme Shareholder (in accordance with clause 3 of this Scheme):

for each Acacia Share 0.0049 New Eagle Shares.

(B)	If, prior to the Effective Date, any dividend and/or other distribution and/or other return of capital or value is announced, declared, made or paid by Acacia or becomes payable in respect of Acacia Shares, Eagle shall be entitled to reduce the consideration payable under the terms of this Scheme for each Scheme Share by an amount up to the amount of such dividend and/or distribution and/or other return of capital or value so announced, declared, made or paid per Scheme Share. In such circumstances, Acacia Shareholders would be entitled to retain any such dividend and/or other distribution and/or other return of capital or value.

(C)	Subject always to sub-clause 2(D) of this Scheme, if Eagle exercises the right referred to in sub-clause 2(B) of this Scheme to reduce the consideration payable for each Scheme Share by all or part of the amount of dividend and/or other distribution and/or other return of capital or value that has not been paid but is payable by reference to a record date prior to the Effective Date:

(i)	Scheme Shareholders shall be entitled to receive and retain that dividend and/or other distribution and/or other return of capital or value in respect of the Acacia Shares they hold;

(ii)	any reference in this Scheme and this Document to the consideration payable under the Scheme shall be deemed to be a reference to the consideration as so reduced; and

(iii)	the exercise of such rights shall not be regarded as constituting any revision or modification of the terms of this Scheme.

(D)	To the extent that any such dividend and/or distribution and/or other return of capital or value is declared, made or paid or payable and: (i) the Scheme Shares are transferred pursuant to the Scheme on a basis which entitles Eagle to receive the dividend and/or distribution and/or return of capital or value and to retain it; or (ii) such dividend and/or distribution and/or other return of capital or value is cancelled, the consideration payable shall not be subject to change and shall not be reduced in accordance with this clause 2 of this Scheme.

3.	Settlement of the Consideration

(A)	Where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in uncertificated form, settlement of the cash consideration to which such Scheme Shareholder is entitled will be paid by Acacia’s Registrar, Equiniti, through CREST in Euros, as soon as practicable after the Effective Date (and in any event within 14 calendar days) after the Effective Date, in accordance with the CREST payment arrangements. As from the Scheme Record Time, each holding of Scheme Shares credited to any stock account in CREST will be disabled and all Scheme Shares will be rematerialised prior to the Scheme becoming Effective.

(B)	Where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, settlement of cash consideration to which the Scheme Shareholder is entitled will be made by Acacia’s Registrar, Equiniti, in Euros by cheque, provided that Acacia and Eagle reserve the right, where a person is entitled to a cash consideration of at least €150,000, to agree with such person to facilitate electronic payment of such consideration in lieu of a cheque. Cheques in respect of cash consideration will be despatched by first class post, or by international standard post if overseas, at the risk of the person entitled thereto as soon as practicable (and in any event within 14 calendar days) after the Effective Date. Cheques will be sent to Scheme Shareholders at the address appearing in Acacia’s register of members at the Scheme Record Time or, in the case of joint holders, to the holder whose name appears first in such register of the joint holding concerned.

(C)	Where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Acacia Shares in uncertificated form, Eagle shall procure that (i) the New Eagle Shares to which the holder of such Acacia Shares is entitled shall be issued to CREST International Nominees Limited in DTC; (ii) CREST International Nominees Limited will hold such interests as nominee for the CREST depository; and (iii) the CREST depository will then issue the Eagle CDIs in CREST to such shareholder as soon as practicable (and in any event within 14 calendar days) after the Effective Date.

(D)	Where, immediately prior to the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form, Eagle shall procure that the New Eagle Shares to which the holder of such Acacia Shares is entitled shall be issued by the Transfer Agent through DTC’s DRS and the name and address of each such Scheme Shareholder will be entered as the registered owner of the relevant number of New Eagle Shares as soon as practicable (and in any event within 14 calendar days) after the Effective Date.

(E)	Eagle reserves the right to pay any cash consideration to all or any Scheme Shareholder(s) who hold Scheme Shares in uncertificated form immediately prior to the Scheme Record Time in the manner referred to in sub-clause 3(B) and Eagle reserves the right to issue any New Eagle Shares to all or any Scheme Shareholder(s) who hold Scheme Shares in uncertificated form immediately prior to the Scheme Record Time in the manner referred to in sub-clause 3(D).

(F)	All deliveries of notices, statements of entitlement and/or cheques required to be made under this Scheme shall be made by sending the same by first class post, or by international standard post if overseas, addressed to the person entitled thereto to the address appearing in the register of members of Acacia, and in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at such time.

(G)	All cheques shall be in Euros and drawn on a UK clearing bank and shall be made payable by Acacia’s Registrar, Equiniti, to the Scheme Shareholder concerned or, in the case of joint holders, to all joint holders whose names appear in the register of members of Acacia in respect of the joint holding concerned at the Scheme Record Time and the encashment of any such cheque or the creation of any such assured payment obligation as is referred to in sub-clause 3(B) shall be a complete discharge to Eagle for the monies represented thereby.

(H)	None of Acacia, Eagle, Equiniti, the Transfer Agent, or the person effecting or remitting any proceeds shall be responsible for any loss or delay in the transmission of the statements of entitlement, electronic payments or cheques sent to Scheme Shareholders in accordance with this clause 3, which shall be entirely at the risk of the Scheme Shareholders.

4.	General

(A)	All documents and remittances sent to Acacia Shareholders will be sent at the risk of the person(s) entitled thereto.

(B)	In accordance with the Scheme, as from the Scheme Record Time, Acacia shall procure that each holding of Scheme Shares credited to any stock account in CREST shall be disabled. With effect from the Effective Date, Acacia shall procure that Euroclear is instructed to cancel or transfer the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form. Following cancellation of the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form, Acacia shall procure (if necessary) that such entitlements to Scheme Shares are rematerialised.

(C)	Subject to the completion of the relevant forms of transfer or other instruments or instructions of transfer as may be required in accordance with the Scheme and if applicable, the payment of any UK stamp duty thereon, Acacia shall make, or procure to be made, the appropriate entries in its register of members to reflect the transfer of the Scheme Shares to Eagle and/or its nominee(s).

(D)	Settlement of the consideration to which any Acacia Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme free of any lien, right of set-off, counterclaim or other analogous right to which Eagle might otherwise be, or claim to be, entitled against such Acacia Shareholder.

(E)	Clauses 2 and 3 shall take effect subject to any prohibition or condition imposed by law.

5.	Fractional Entitlements

(A)	Fractions of New Eagle Shares will not be allotted to Scheme Shareholders. Instead, all fractional shares which a holder of Acacia Shares would otherwise be entitled to receive will be rounded down, and such holder shall receive, in lieu of such fractional entitlements, cash in an amount in Euros (rounded down to the nearest cent) equal to such fractional amount multiplied by the last reported sale price of the shares of the common stock of Eagle on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Eagle) on the last Business Day prior to the Effective Date applying an exchange rate for the conversion of US dollars into Euros delivered from The Wall Street Journal based on the exchange rate as at close of business on the Business Day prior to the Effective Date. Payment of any amounts to which a Scheme Shareholder is entitled under this clause will be made in accordance with clause 3, as appropriate.

(B)	The aggregate number of New Eagle Shares to which a Scheme Shareholder is entitled under clause 2 shall, in each case, be rounded down to the nearest whole number.

6.	Overseas Shareholders Entitlements

The provisions of clauses 2 and 3 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if in the case of any Scheme Shareholder, Eagle is advised that the law of a country or territory outside the United Kingdom or Belgium precludes the allotment, issue or delivery to that Scheme Shareholder of New Eagle Shares under clause 2, Eagle may determine in its sole discretion that any such New Eagle Shares:

(A)	shall not be allotted and issued to such Scheme Shareholder but instead the New Eagle Shares shall be allotted and issued to a nominee, appointed by Eagle, for such Scheme Shareholder, on terms that the nominee shall be authorised on behalf of such Scheme Shareholder to procure that such New Eagle Shares shall, as soon as practicable following the Effective Date, be sold on behalf of such Scheme Shareholder; or

(B)	shall be sold, in which event the New Eagle Shares shall be issued to such holder and Eagle shall appoint a person to act pursuant to this clause 6 and such person shall be authorised on behalf of such Scheme Shareholder to procure that any New Eagle Shares in respect of which Eagle has made such determination shall, as soon as practicable following the Effective Date, be sold.

Any sale under this clause 6 shall be carried out at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions incurred in connection with such sale, including any value added tax or foreign exchange conversion fees payable on the processes of sale) shall be paid to such Scheme Shareholder by making a payment to such Scheme Shareholder in accordance with clause 3. In the absence of bad faith or wilful default, none of Acacia, Eagle or any broker or agent of either of them shall have any liability for any loss arising as a result of the timing or terms of any such sale.

7.	Certificates in respect of Scheme Shares and cancellation of CREST entitlements

(A)	With effect from the Effective Date:

(i)	all certificates representing Scheme Shares shall cease to be valid as documents of title to the shares represented thereby and every holder of Scheme Shares shall be bound at the request of Acacia to deliver up the same to Acacia (or any person appointed by Acacia to receive such certificates), or, as it may direct, to destroy the same;

(ii)	Acacia shall procure that Euroclear is instructed to cancel or transfer the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form; and

(iii)	following cancellation of the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form, Acacia shall procure that such entitlements to Scheme Shares are rematerialised.

(B)	As soon as practicable after the Effective Date, and subject to the completion of such forms of transfer or other instruments or instructions of transfer as may be required in accordance with clause 1 of this Scheme and if applicable, the payment of any UK stamp duty thereon, Acacia shall make, or procure to be made, the appropriate entries in its register of members to reflect the transfer of the Scheme Shares to Eagle and/or its nominee(s).

8.	Mandates

All mandates and other instructions given to Acacia by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

9.	Operation of this Scheme

(A)	This Scheme shall become effective as soon as a copy of the Scheme Court Order shall have been delivered to the Registrar of Companies.

(B)	Unless this Scheme has become effective on or before 30 June 2022, it will lapse and this Scheme will never become effective (unless Eagle and Acacia otherwise agree).

10.	Modification

Acacia and Eagle may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose.

11.	Governing law

This Scheme and all rights and obligations arising out of or in connection with it are governed by English law and are subject to the exclusive jurisdiction of English courts.

Dated 26 April 2022

Part V
FINANCIAL AND RATINGS INFORMATION

Part A Financial information relating to Acacia

The following sets out relevant financial information in respect of Acacia:

•	the audited financial statements of Acacia for the financial year ended 31 December 2020 are set out on pages 66 to 90 of Acacia’s Annual Report and Financial Statements 2020 available from Acacia’s website at https://acaciapharma.com/investors/financial-reports-and-presentations; and

•	the unaudited accounts of Acacia for the financial half year ended 30 June 2021 set out on pages 7 to 18 of Acacia Interim Results 2021 available from Acacia’s website at https://acaciapharma.com/investors/financial-reports-and-presentations.

Part B Acacia ratings information

There are no current ratings or outlooks publicly accorded to Acacia by any ratings agencies.

Part C Financial Information relating to Eagle

The audited financial statements of Eagle for the financial year ended 31 December 2020 begin on page F-1 of Eagle’s Annual Report on Form 10-K, which is available at https://investor.eagleus.com/sec-filings.

Following the Scheme becoming Effective, the earnings, assets and liabilities of Eagle will include the consolidated earnings, assets and liabilities of the Acacia Group on the Effective Date.

Part D Eagle ratings information

There are no current ratings or outlooks publicly accorded to Eagle by any ratings agencies.

Part E No incorporation of website information

Save as expressly referred to herein, neither the content of Acacia’s or Eagle’s website, nor the content of any website accessible from hyperlinks on Acacia’s or Eagle’s websites, is incorporated into, or forms part of, this Document.

Part VI
TAXATION

PART A - UNITED KINGDOM TAXATION

1.	General

The comments set out below summarise certain limited aspects of the UK taxation treatment of certain Acacia Shareholders under the Scheme and when holding and disposing of New Eagle Shares, and do not purport to be a complete analysis of all tax considerations relating to the Scheme or the New Eagle Shares. They are based on current UK tax legislation and what is understood to be current HMRC practice (which may not be binding on HMRC), in each case as at the Latest Practicable Date, both of which are subject to change, possibly with retrospective effect. They also assume that Acacia does not (and will not) directly or indirectly derive 75% or more of its qualifying asset value from UK land.

The comments are intended as a general guide and do not address all possible UK tax consequences relating to the Scheme or an investment in New Eagle Shares. Nor do they deal with certain types of Acacia Shareholder such as financial institutions, pension schemes, charities or tax-exempt organisations, trustees, intermediaries, market makers, brokers, dealers in securities, persons who have or could be treated for tax purposes as having acquired their Acacia Shares (or subsequent New Eagle Shares) by reason of an office or employment or as carried interest, persons connected to Acacia or Eagle, persons who hold investments in any HMRC-approved arrangements or schemes, collective investment schemes, persons subject to UK tax on the remittance basis and insurance companies.

References below to “UK Holders” are to Acacia Shareholders who are resident (and, in the case of individuals, domiciled or deemed domiciled) for tax purposes in, and only in, the United Kingdom (and to whom split-year treatment does not apply) and do not have a permanent establishment, branch, agency (or equivalent) or fixed base in any other jurisdiction with which the holding of Acacia Shares (or subsequent New Eagle Shares) is connected, who hold their Acacia Shares (and subsequently any New Eagle Shares) as a capital investment (other than under a self-invested personal pension plan or individual savings account), who are the absolute beneficial owners of their Acacia Shares (and subsequently any New Eagle Shares), and who are beneficially entitled to dividends thereon where the dividends paid are regarded for UK tax purposes as that person’s own income.

Special rules may apply to individuals who are resident but not domiciled in the UK for UK tax purposes.

We anticipate that the tax treatment summarised in sections 2 and 3 of this Part A of Part VI below will apply to Acacia Shareholders who receive New Eagle Shares represented by Eagle CDIs on the basis that the CREST depository will hold the New Eagle Shares on trust (as bare trustee under English law) for the holders of Acacia Shares in uncertificated form.

Overseas Shareholders are referred to Part VII (Additional Information for Overseas Shareholders) of this Document, which summarises certain UK tax consequences of the Scheme for such holders.

IF YOU ARE IN ANY DOUBT ABOUT YOUR TAX POSITION OR YOU ARE SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UNITED KINGDOM, YOU SHOULD CONSULT AN APPROPRIATELY QUALIFIED INDEPENDENT PROFESSIONAL ADVISER IMMEDIATELY.

2.	UK taxation of chargeable gains under the Scheme

2.1	UK Holders receiving cash under the Scheme

The transfer of Acacia Shares under the Scheme in return for cash and New Eagle Shares should be treated as a part disposal of the UK Holder’s Acacia Shares to the extent of the cash component for the purposes of UK capital gains tax (“CGT”) or corporation tax on chargeable gains (as applicable) and therefore may, depending on the UK Holder’s particular circumstances (including the availability of exemptions, reliefs, allowances and/or allowable losses), give rise to a liability to UK taxation on chargeable gains or, alternatively, an allowable capital loss. Any chargeable gain (or allowable capital loss) on a part disposal by a UK Holder will be computed on the basis of an apportionment of the allowable cost of the relevant holding by reference to the market value of the holding at the time of the disposal.

Individual Acacia Shareholders

Subject to available reliefs or allowances, chargeable gains arising on a disposal of Acacia Shares by an individual UK Holder should be subject to CGT at the rate of 10 per cent. or 20 per cent. to the extent that the gain (when aggregated with any other gains made by the individual in the current tax year) exceeds the CGT annual exempt amount (being £12,300 for the current tax year).

Corporate Acacia Shareholders

Subject to available exemptions (including the substantial shareholding exemption), reliefs or allowances, chargeable gains arising on a disposal of Acacia Shares by a UK Holder within the charge to UK corporation tax will be subject to UK corporation tax (at a rate of 19% for the current tax year).

2.2	UK Holders receiving New Eagle Shares under the Scheme

To the extent that a UK Holder receives New Eagle Shares in exchange for his or her (or its) Acacia Shares under the Scheme, and provided that that UK Holder does not hold (either alone or together with persons connected with him or her (or it)) more than 5% of, or of any class of, shares in or debentures of Acacia, that UK Holder will not be treated as having made a disposal of his or her (or its) Acacia Shares under the Scheme. Instead, the New Eagle Shares should be treated as the same asset as the Acacia Shares, and as acquired at the same time and for the same consideration as those shares (except to the extent of any apportionment of allowable cost to the cash component as described in section 2.1 above).

UK Holders who, alone or together with connected persons, hold more than 5% of, or of any class of shares in or debentures of, Acacia may be eligible for the treatment described in the preceding paragraph only if the transaction is effected for bona fide commercial reasons and does not form part of a scheme or arrangements of which the main purpose, or one of the main purposes, is the avoidance of liability to capital gains tax or corporation tax, by virtue of section 137 of the Taxation of Chargeable Gains Act 1992. Such UK Holders are advised that no clearance has been sought from HMRC under section 138 of that Act that section 137 will not apply to prevent the treatment described in the preceding paragraph.

3.	Certain UK tax treatment of holding and disposing of New Eagle Shares

3.1	Taxation of dividends on New Eagle Shares

Eagle is not required to withhold UK tax from dividends paid on the New Eagle Shares.

A UK Holder who receives New Eagle Shares and then receives a dividend on the New Eagle Shares may be subject to UK corporation or UK income tax (as the case may be) on that dividend.

As described in Part B of this Part VI below, US federal income tax will generally be required to be withheld from dividends paid on New Eagle Shares. The normal rate of tax to be withheld is 30% of the gross amount of the dividend. This rate may, however, be reduced under an applicable double tax treaty.

If a UK Holder receives a dividend on his or her (or its) New Eagle Shares and US federal income tax is withheld from the payment of the dividend, credit for such US tax may be available for set-off against a liability to UK corporation tax or UK income tax on the dividend. The amount of the credit will normally be equal to the lesser of the amount withheld and the liability to UK tax on the dividend. The credit will not normally be available for set-off against a UK Holder’s liability to UK tax other than on the dividend and, to the extent that the credit is not set off against UK tax on the dividend, the credit will be lost. Credit will not be available to the extent that the US withholding tax can be reduced or repaid by taking all reasonable steps under the US-UK Double Tax Treaty or a provision of US tax law.

Individuals

For UK Holders who receive New Eagle Shares and who are within the charge to UK income tax, a dividend on their New Eagle Shares will be taxable in the tax year when the dividend arises. The tax is charged on the gross amount of any dividend (the “gross dividend”). The UK Holder must include any foreign tax withheld from the dividend payment in the gross dividend even though the UK Holder does not in fact receive it. UK Holders will pay no tax on their dividend income up to the annual dividend allowance of £2,000. From 6 April 2022, the rates of income tax on dividends received above the dividend allowance are (i) 8.75% for basic rate taxpayers; (ii) 33.75% for higher rate taxpayers; and (iii) 39.35% for additional rate taxpayers. Dividend income that is within the dividend allowance counts towards an individual’s basic or higher rate limits and will therefore affect the rate of tax that is due on any dividend income in excess of the annual dividend allowance. In calculating into which tax band any dividend income over the £2,000 allowance falls, savings and dividend income are treated as the highest part of an individual’s income. Where an individual has both savings and dividend income, the dividend income is treated as the top slice.

Corporate shareholders

UK Holders who receive New Eagle Shares and who are within the charge to UK corporation tax will prima facie be subject to UK corporation tax on any dividends on the New Eagle Shares unless certain conditions for exemption are satisfied. The exemption is of wide application and such UK Holders will therefore generally not be subject to UK corporation tax on the dividend.

3.2	Taxation of chargeable gains

A disposal or deemed disposal of New Eagle Shares by a UK Holder for UK tax purposes may, depending on the UK Holder’s particular circumstances and subject to any available exemption or relief, give rise to a chargeable gain or allowable loss for the purposes of capital gains tax or corporation tax on chargeable gains.

4.	UK stamp duty and stamp duty reserve tax (“SDRT”)

4.1	Scheme

No UK stamp duty or SDRT should generally be payable by Acacia Shareholders on the transfer of their Acacia Shares under the Scheme or on the issue of New Eagle Shares or Eagle CDIs to them.

4.2	New Eagle Shares

No UK stamp duty will be payable in respect of a paperless transfer of New Eagle Shares through the facilities of DTC.

Provided that the New Eagle Shares are not registered in a register held or maintained in the UK or paired with shares issued by a body corporate incorporated in the UK, no UK SDRT will arise in respect of an agreement to transfer New Eagle Shares. Eagle does not expect the New Eagle Shares to be registered in a register held or maintained in the UK or paired with shares issues by a body corporate incorporated in the UK, though no assurances can be given.

4.3	Eagle CDIs

No UK stamp duty will be payable in respect of a paperless transfer of Eagle CDIs.

No UK SDRT should generally be payable on an agreement to transfer Eagle CDIs provided that a number of conditions are satisfied (which is expected to be the case, though no assurances can be given). The conditions include that Eagle is not centrally managed and controlled in the UK, and that the New Eagle Shares represented by the Eagle CDIs will be the same class as existing Eagle Shares that are listed on a recognised stock exchange and are not registered in a register kept in the UK.

PART B - UNITED STATES TAXATION

1.	US Federal Income Taxation

The following statements are intended only as a general guide to certain limited US federal income tax considerations relevant to an Acacia Shareholder that receives cash and New Eagle Shares for their Acacia Shares. This summary is not a comprehensive description of all tax considerations that may be relevant to any particular holder (as defined below). It addresses only holders that hold Scheme Shares as capital assets and with respect to US Holders assumes such US Holders use the US dollar as their functional currency. It does not address the tax treatment of holders subject to special rules, such as banks, dealers, traders in securities that mark-to-market, insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, individual retirement accounts and other tax-deferred accounts, persons that at any time have held ten per cent. (10 per cent.) or more of the voting stock of Acacia (directly, indirectly or constructively), US expatriates, controlled foreign corporations (and their shareholders), passive foreign investment companies (and their shareholders), persons holding Scheme Shares as part of a hedging, straddle, conversion, integrated, constructive sale or constructive ownership transaction, persons whose Scheme Shares were received in connection with the performance of services, partnerships (or other entities or arrangements treated as partnerships for US federal income tax purposes) and partners in such partnerships or persons liable for the alternative minimum tax. This summary does not address US state and local, and non-US or other tax considerations or the Medicare tax on net investment income.

As used in this section on United States Taxation: (i) “holder” means a beneficial owner (as determined under US tax principles) of New Eagle Shares to the extent the holder acquires New Eagle under the Scheme, (ii) “US Holder” means a holder that is, for US federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a corporation or other business entity treated as a corporation created or organised under the laws of the United States or one of its political subdivisions, (c) a trust subject to the control of one or more US persons and the primary supervision of a US court, or (d) an estate the income of which is subject to US federal income tax without regard to its source and (iii) “non-US Holder” means a holder that is not a US Holder.

2.	US Taxation of Scheme Transactions

This summary assumes that Acacia is not, and has never been, a passive foreign investment company or “PFIC”. In general, a non-US corporation is a PFIC if at least 75% of the corporation’s gross income for the taxable year is passive income or the average percentage of passive assets held by the corporation during the taxable year is at least 50%, in each case as determined under specific US tax rules. Acacia has not undertaken to determine its PFIC status in any taxable year and has not sought or obtained any opinion of tax counsel as to such determination. The determination of whether Acacia is a PFIC for any tax year depends on the application of complex US federal income tax rules, which are subject to differing interpretations and PFIC status will depend on, among other things, changes in the composition and relative value of gross receipts and assets and the market value of Acacia’s share capital in any year. US Holders are urged to consult their own tax advisors as to the possible PFIC status of Acacia and the consequences to them in their particular circumstances. If it were determined that Acacia is or has been a PFIC, the US federal income tax consequences of the Scheme generally would be materially less favourable to US Holders than those described herein.

The transfer of Acacia Shares in return for cash and New Eagle Shares will be a taxable transaction for US federal income tax purposes. A US Holder generally will recognise gain or loss equal to the difference between (i) the sum of the US dollar value of the New Eagle Shares received plus the US dollar value of cash received and (ii) the US Holder’s adjusted tax basis in the exchanged Acacia Shares. Any gain or loss generally will be treated as capital gain or loss arising from US sources and will be long-term capital gain or loss if the US Holder has held the Acacia Shares for more than one year on the date the Scheme becomes effective. A US Holder’s gain or loss and holding period generally will be determined separately for each block of Acacia Shares acquired by such US Holder at the same cost in a single transaction. Preferential tax rates may apply to long-term capital gains of a US Holder that is an individual, estate or trust. Deductions for capital losses are subject to limitations.

A US Holder that receives non-US currency will realise an amount equal to the US dollar value of the non-US currency received at the spot rate on the date the Scheme becomes effective (or, in the case of cash basis and electing accrual basis US Holders, the settlement date). An accrual basis US Holder that does not elect to determine the amount realised using the spot rate on the settlement date will recognise foreign currency gain or loss equal to the difference between the US dollar value of the amount received based on the spot exchange rates on the date the Scheme becomes effective and the settlement date. A US Holder will have a tax basis in the currency received equal to the US dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will generally be US source ordinary income or loss.

A US Holder’s basis in any New Eagle Shares received will be equal to the fair market value of such shares on the date the Scheme becomes effective, and a US Holder’s holding period with respect to such shares will begin on the next day.

In general, a non-US Holder will be subject to regular US federal income tax in the same manner as a US Holder described above if the non-US Holder’s ownership of Acacia Shares is effectively connected with the non-US Holder’s conduct of a trade or business in the US, or, if an applicable double tax treaty so requires, is attributable to a permanent establishment maintained by the non-US Holder in the US. If such non-US Holder is a non-US corporation, the ‘branch profits tax’ may also apply. All other non-US Holders are generally not subject to US federal income tax upon the exchange of Acacia Shares pursuant to the Scheme for New Eagle Shares and cash unless the non-US Holder is an individual present in the US for 183 days or more in the tax year in which the exchange of Acacia Shares pursuant to the Scheme occurs and certain other conditions are met.

Proceeds from the exchange of Acacia Shares pursuant to the Scheme may be reported to the US Internal Revenue Service (the “IRS”) unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding may apply unless the holder makes the required certification, including, in the case of a US Holder, providing its taxpayer identification number or otherwise establishes a basis for exemption and in the case of a non-US holder providing an applicable IRS Form W-8. Any amount withheld may be credited against a holder’s US federal income tax liability or refunded to the extent it exceeds the holder’s liability, provided the required information is timely furnished to the IRS. Information provided to a tax authority may be shared with another tax authority from another country on the basis of an applicable double tax treaty or other intergovernmental agreement between such countries.

3.	Ownership and disposition of New Eagle Shares

In the event that Eagle makes a distribution of cash or property in respect of New Eagle Shares, the distribution generally will be treated as a dividend to the extent of a holder’s share of Eagle’s current and accumulated earnings and profits as determined under US federal income tax principles. If the payer of a distribution is unable to determine whether the distribution is paid out of current or accumulated earnings and profits, the entire distribution must be treated and reported as a dividend under applicable information reporting requirements. Any portion of a distribution that exceeds Eagle’s current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-US Holder’s tax basis in its New Eagle Shares, and, to the extent such portion exceeds the non-US Holder’s tax basis in its New Eagle Shares, the excess will be treated as gain.

The gross amount of dividends paid to a non-US Holder generally will be subject to withholding of US federal income tax at a rate of 30 per cent. or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-US Holder within the United States (and, where required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-US Holder in the United States) are not subject to this withholding tax, provided that certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to US federal income tax on a net income basis at regular graduated US federal income tax rates in the same manner as if the non-US Holder were a United States person as defined under the Internal Revenue Code. Any such effectively connected dividends received by a non-US corporation may be subject to an additional “branch profits tax” at a 30 per cent. rate or such lower rate as may be specified by an applicable income tax treaty.

A non-US Holder that wishes to claim the benefit of an applicable income tax treaty for dividends will be required to provide the applicable withholding agent with a valid United States IRS Form W-8 (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Internal Revenue Code and is eligible for treaty benefits. A non-US Holder eligible for a reduced rate of US withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Payments of dividends and other proceeds to non-US Holders and the tax withheld with respect to such amounts (regardless of whether withholding was required) with respect to New Eagle Shares may be reported to the IRS. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-US Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement. Payments of dividends in respect of, or proceeds on the disposition of, New Eagle Shares may be subject to additional information reporting and backup withholding unless such non-US Holder establishes an exemption, for example by properly certifying that such non-US Holder is not a United States person as defined under the Internal Revenue Code on an IRS Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules form payments made to a non-US Holder will reduce the holder’s US federal income tax liability. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided the required information is timely furnished to the IRS. A non-US Scheme Shareholder should consult its tax adviser regarding the application of the information reporting and backup withholding rules.

Under rules generally referred to as the Foreign Account Tax Compliance Act (“FATCA”) rules, withholding at a rate of 30 per cent. will be required on dividends on New Eagle Shares held by or through certain non-US financial institutions (including investment funds), unless such institution satisfies certain reporting requirements with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain non-US entities that are wholly or partially owned by United States persons. Accordingly, the entity through which New Eagle Shares are held will affect the determination of whether such withholding is required. Similarly, dividends on New Eagle Shares held by a non-financial non US entity will be subject to withholding at a rate of 30 per cent., unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information. While current FATCA rules state that withholding may also be applied to payments of gross proceeds from the sale or other disposition of New Eagle Shares, proposed Treasury regulations eliminate such FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR SHAREHOLDER. EACH SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF EXCHANGING ACACIA SHARES FOR NEW EAGLE SHARES AND CASH PURSUANT TO THE SCHEME AND OF HOLDING AND DISPOSING OF NEW EAGLE SHARES IN LIGHT OF THEIR OWN CIRCUMSTANCES.

Part VII
ADDITIONAL INFORMATION FOR OVERSEAS SHAREHOLDERS

1.	General

This Document has been prepared in accordance with and for the purposes of complying with applicable English law and the information disclosed may not be the same as that which would have been disclosed if this Document had been prepared in accordance with the laws of jurisdictions outside England and Wales.

The Scheme is governed by English law and is not a public takeover bid within the meaning of the Belgian Act of 1 April 2007 on public takeover bids. To the extent relevant, this Document has been prepared in compliance with the Company’s obligations as a company listed on Euronext Brussels. This Document is not a prospectus or prospectus-equivalent document. This Document has not been submitted to nor approved by the Belgian Financial Services and Markets Authority.

The availability of the Scheme to Acacia Shareholders who are not resident in and citizens of the United Kingdom or Belgium may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom or Belgium should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom or Belgium to vote their Acacia Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Scheme disclaim any responsibility or liability for the violation of such restrictions by any person.

The release, publication or distribution of this Document in certain jurisdictions may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to the laws of other jurisdictions should inform themselves of, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Acacia Shares with respect to the Scheme at the Court Meeting, or to appoint another person as proxy to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Scheme disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by Eagle, and permitted by applicable law and regulation, the Scheme will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any such use, means, instrumentality or form (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of or within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Document and any formal documentation relating to the Scheme are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving this Document and all such documents relating to the Scheme (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Scheme.

This Document does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for shares in any jurisdiction in which such offer or solicitation is unlawful.

OVERSEAS SHAREHOLDERS SHOULD CONSULT THEIR OWN LEGAL AND TAX ADVISERS WITH RESPECT TO THE LEGAL AND TAX CONSEQUENCES OF THE SCHEME.

2.	US holders of Acacia Shares; US securities law

US Holders should note that the Scheme relates to shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English law and which will be subject to the procedural and disclosure requirements and practices applicable in the UK to schemes of arrangement, which are different from those that may be applicable in the United States. The financial information included in this Document has been prepared in accordance with International Financial Reporting Standards, and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US.

Securities may not be offered or sold in the United States unless registered under the US Securities Act, and applicable state securities laws or exempt from such registration. In reliance on the exemption provided by section 3(a)(10) of the US Securities Act, the issuance of the New Eagle Shares to be issued pursuant to the Scheme has not been and will not be registered with the SEC under the US Securities Act.

The New Eagle Shares to be issued pursuant to the Scheme have not been registered under the US Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the US Securities Act. The New Eagle Shares expected to be issued pursuant to the Scheme will be issued pursuant to the exemption from registration provided by section 3(a)(10) under the US Securities Act.

Neither the SEC nor any US state securities commission has approved or disapproved of the New Eagle Shares to be issued in connection with the Scheme, or determined if this document is accurate or complete or has passed upon the fairness or the merits of the proposal described herein. Any representation to the contrary is a criminal offence in the United States.

Each Acacia Shareholder is urged to consult his or her tax adviser regarding the tax consequences of the Scheme applicable to him or her.

It may be difficult for US holders to enforce their rights and any claims they may have arising under the United States federal securities laws. US holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

3.	UK taxation of certain Overseas Shareholders

Non-UK Holders should not be subject to UK taxation of chargeable gains in respect of the Scheme, but they may be subject to foreign taxation depending on their personal circumstances. The UK stamp duty and SDRT treatment of the Scheme summarised in section 4 of Part A of Part VI (Taxation) above will also apply to Non-UK Holders.

References above to “Non-UK Holders” are to Acacia Shareholders who are not resident for tax purposes in the UK, have not within the past five years been resident for tax purposes in the UK and are not carrying on a trade (or profession or vocation) in the UK.

Part VIII
ADDITIONAL INFORMATION ON ACACIA AND EAGLE

1.	Responsibility

1.1	Each of the Acacia Directors, whose names are set out in section 2.1 below, accepts responsibility for the information contained in this Document (including expressions of opinion), other than information for which responsibility is taken by the Eagle Directors pursuant to section 1.2 below. To the best of the knowledge and belief of the Acacia Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	Each of the Eagle Directors, whose names are set out in section 2.2 below, accepts responsibility for the information contained in this Document (including any expressions of opinion) relating to Eagle, the Eagle Group, the Eagle Directors, and persons acting in concert with Eagle. To the best of the knowledge and belief of the Eagle Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Directors and Responsible Persons

2.1	The Acacia Directors and their respective positions are:

Michael John Bolinder	Chief Executive Officer
John Robert Brown	Senior Independent Director
Scott Allen Byrd	Chairman
Edward Joseph Borkowski	Non-Executive Director
Alessandro Della Chà	Non-Executive Director

The business address of Acacia and each of the Acacia Directors is The Officer’s Mess, Royston Road, Duxford, Cambridge, CB22 4QH, United Kingdom.

The Company Secretary of Acacia is Anne-Marie Elsley.

2.2	The Eagle Directors and their respective positions are:

Scott Tarriff	President & Chief Executive Officer
Michael Graves	Chairman
Steven Ratoff	Non-Executive Director
Jennifer K. Simpson	Non-Executive Director
Robert L. Glenning	Non-Executive Director
Richard A. Edlin	Non-Executive Director
Luciana Borio	Non-Executive Director

The business address of Eagle and each of the Eagle Directors is 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677, USA.

3.	Interests in Acacia Shares

3.1	For the purposes of this section 3 and section 4:

(A)	“relevant Eagle securities” means relevant securities of Eagle, including equity share capital of Eagle (or derivatives referenced thereto) and securities convertible into, rights to subscribe for and options (including traded options) in respect thereof; and

(B)	“relevant Acacia securities” means relevant securities of Acacia, including equity share capital of Acacia (or derivatives referenced thereto) and securities convertible into, rights to subscribe for and options (including traded options) in respect thereof.

3.2	As at the Latest Practicable Date, the Acacia Directors (and their close relatives, related trusts and connected persons) held the following interests in, or rights to subscribe in respect of, relevant Acacia securities:

Acacia Director	Number of Acacia Shares	Nature of interest	Percentage of Acacia’s total issued share capital (excluding shares under option)
Michael John Bolinder	138,710	Ordinary shares	0.14
Edward Joseph Borkowski	19,618	Ordinary shares	0.02
John Robert Brown	19,618	Ordinary shares	0.02
Scott Allen Byrd	19,679	Ordinary shares	0.02
Alessandro Della Chà	19,618	Ordinary shares	0.02

3.3	As at the Latest Practicable Date, the Acacia Directors held the following outstanding options over relevant Acacia securities under the Acacia Share Plans set out below:

Acacia Director	Number of Acacia Shares under option	Exercise price (per share) (£, unless otherwise stated)
Michael John Bolinder	840,932	$0.00
	150,000	2.00
	1,500	0.02
Edward Joseph Borkowski	N/A	N/A
John Robert Brown	7,290	0.02
Scott Allen Byrd	111,000	0.02
	139,000	2.00
Alessandro Della Chà	N/A	N/A

3.4	As at the Latest Practicable Date, (i) neither Eagle nor any person acting in concert with Eagle hold any interests in any relevant Acacia securities, and (ii) neither Acacia nor any Acacia Directors hold any interests in any relevant Eagle securities, except as disclosed below.

Name	Number of Eagle Shares held	Date of purchase
Alessandro Della Chà	1,950	29 March 2022

4.	Irrevocable undertakings given by the Acacia Directors and certain Acacia Shareholders

Eagle has received support for the Scheme in the form of irrevocable undertakings from each of the Acacia Directors and the three largest Acacia Shareholders to vote, or procure votes, in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of 49,230,118 Acacia Shares which they hold and of which they control (or can procure the control of) the voting rights (representing approximately 48.78 per cent. of the issued share capital of Acacia as at the Latest Practicable Date).

Name	Number of Acacia Shares in respect of which undertaking is given	Percentage of Acacia’s total issued share capital (excluding shares under option)
Michael John Bolinder	138,710	0.14
Edward Joseph Borkowski	19,618	0.02
John Robert Brown	19,618	0.02
Scott Allen Byrd	19,679	0.02
Alessandro Della Chà	19,618	0.02
Cosmo Technologies Ltd	19,600,098	19.42
Gilde Healthcare II Sub-Holding B.V.	16,943,822	16.79
Lundbeckfond Invest A/S	12,468,955	12.35
Total	49,230,118	48.78

These irrevocable undertakings also extend to any shares acquired by the Acacia Directors as a result of the exercise of options under the Acacia Share Plans (if applicable, net of shares to cover any tax).

The irrevocable undertakings from the Acacia Directors and the three largest Acacia Shareholders will cease to be binding if:

(A)	the Scheme does not become effective, lapses or is withdrawn without becoming or being declared unconditional in accordance with its terms, or

(B)	the Scheme lapses or is withdrawn or otherwise becomes incapable of becoming effective or has not become effective on or before the date falling six months after the date the irrevocable undertakings were entered into (or such later date as Eagle and Acacia agree in writing and that the Court, if required, approves).

5.	Description of the New Eagle Shares

5.1	Eagle

Eagle will be the issuer of the New Eagle Shares. Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle is organised and existing under the laws of the State of Delaware, United States, and in accordance with the Delaware General Corporation Law (“DGCL”). Under Eagle’s amended and restated certificate of incorporation, the purpose of Eagle is to engage in any lawful act or activity for which corporations may be organised under the DGCL.

Eagle’s principal offices are located at 50 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677, USA. Eagle also has a research and development facility in Cambridge, Massachusetts and an office space in Palm Beach Gardens, Florida.

Eagle’s legal entity identifier is 549300TN20OLYTJVP152.

Scott Tarriff is the chief executive officer and president of Eagle.

Major shareholders of Eagle

As at 22 April 2022, in so far as is known to Eagle, the following persons are interested in 5 percent or more of Eagle’s voting rights:

Names	Number of Eagle Shares	Percentage of Eagle Shares(6)	Percentage of Eagle Shares immediately following the Effective Date(7)
BlackRock, Inc.(1)	1,968,816	15.5%	14.9%
Janus Henderson(2)	1,525,974	12.0%	11.5%
Scott Tarriff(3)	1,470,531	11.6%	11.1%
The Vanguard Group, Inc.(4)	760,468	6.0%	5.8%
State Street Corporation(5)	708,224	5.6%	5.4%

(1)	This information is as of 31 December 2021 and is based solely on information contained in the Schedule 13G filed with the SEC on 27 January 2022.

(2)	This information is as of 31 December 2021 and is based solely on information contained in the Schedule 13G filed with the SEC on 10 February 2022.

(3)	Number of shares of common stock of Eagle (“Eagle Shares”) consists of: (i) 301,547 Eagle Shares owned directly by Mr. Tarriff; (ii) 176,361 Eagle Shares held by Janney Montgomery Scott LLC CUST FBO Scott Tarriff IRA for the benefit of Mr. Tarriff (the “IRA Trust”), of which Mr. Tarriff is a trustee and, as such, may be deemed to share voting and dispositive power with respect to all shares held by the IRA Trust; and (iii) 992,623 Eagle Shares held by the Tarriff 2016 Generation Skipping Exempt Family Trust DTD 12/28/2016 (the “Family Trust”) for the benefit of Mr. Tarriff’s spouse and three children, and, as such, while Mr. Tarriff may be deemed to share voting and dispositive power with respect to all shares held by the Family Trust.

(4)	This information is as of 31 December 2021 and is based solely on information contained in the Schedule 13G filed with the SEC on 09 February 2022.

(5)	This information is as of 31 December 2021 and is based solely on information contained in the Schedule 13G filed with the SEC on 11 February 2022.

(6)	Based on 12,698,566 Eagle Shares issued and outstanding as of 22 April 2022 (excluding any treasury shares).

(7)	Assumes the issue of 515,670 New Eagle Shares proposed to be issued pursuant to the Scheme.

Except as described above, as at the date of this Document, Eagle and the Eagle Directors are not aware of any other person who, directly or indirectly, jointly or severally, exercises or could exercise control over Eagle (other than the Eagle Directors themselves and executive officers of Eagle).

Statutory auditors

Eagle’s auditors are Ernst & Young, LLP of Stamford, Connecticut. Ernst & Young, LLP is registered with the Public Corporation Accounting Oversight Board in the United States and is a member of a chartered accountants’ professional body, the Institute of Chartered Accountants in England and Wales.

5.2	New Eagle Shares

Eagle proposes to issue up to 515,670 New Eagle Shares pursuant to the Scheme.

The New Eagle Shares which Eagle intends to issue pursuant to the Scheme will be shares of common stock, par value $0.0001 per share, whose CUSIP is 269796108. The Eagle Shares are denominated in US dollars. On Nasdaq, Eagle trades under ticker symbol “EGRX”.

Eagle has 12,698,566 Eagle Shares outstanding as of 22 April 2022, which does not include:

•	4,278,831 treasury shares as of 22 April 2022;

•	391,108 Eagle Shares reserved for outstanding stock awards granted under Eagle’s 2007 Equity Incentive Plan as of 22 April 2022;

•	3,279,668 Eagle Shares reserved for outstanding stock awards granted under Eagle’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) as of 22 April 2022;

•	2,006,860 Eagle Shares reserved for future grant and issuance under the 2014 Plan as of 22 April 2022;

•	1,326,375 Eagle Shares reserved for issuance under Eagle’s 2014 Employee Stock Purchase Plan as of 22 April 2022; and

•	7,467 Eagle Shares reserved for issuance to FoxKiser LLP pursuant to a warrant, as of 22 April 2022.

The Eagle Directors have the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded) to designate and issue up to 1,500,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. As at 22 April 2022, there was no preferred stock outstanding.

5.3	Risk Factors

The attention of Acacia Shareholders is drawn to the principal risks and uncertainties identified in the “Risk Factors” section on pages 30 to 64 of Eagle’s annual report on Form 10-K for the year ended 31 December 2021, filed with the SEC on 08 March 2022, and Eagle’s other subsequent filings with the SEC.

5.4	Rights attaching to Eagle Shares

Voting rights

Holders of Eagle Shares are entitled to one vote for each share held of record on all matters submitted to a vote of Eagle’s stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the Eagle Shares entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Eagle Shares are entitled to receive dividends, if any, as may be declared from time to time by Eagle’s board of directors out of legally available funds.

Rights in respect to capital

In the event of Eagle’s liquidation, dissolution or winding up, holders of Eagle Shares will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Eagle’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock. All of Eagle’s outstanding shares of common stock are fully paid and nonassessable.

Pre-emptive, conversion, subscription and redemption rights

Holders of Eagle Shares have no pre-emptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to Eagle Shares. The rights, preferences and privileges of the holders of Eagle Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Eagle may designate and issue in the future.

5.5	Eagle CDIs and Eagle Shares held through DRS

Section 17 of Part II (Explanatory Statement) set out details of how the New Eagle Shares will be held via, in respect of current Acacia CREST Shareholders, Eagle CDIs and, in respect of current holders of certificated Acacia Shares, DRS.

6.	Consent

Greenhill, Jefferies, William Blair, Cosmo Technologies Ltd, Gilde Healthcare II Sub-Holding B.V. and Lundbeckfond Invest A/S have each given and not withdrawn their written consent to the issue of this Document with the inclusion herein of the references to their names in the form and context in which they appear.

7.	Documents incorporated by reference

7.1	Parts of other documents are incorporated by reference into, and form part of, this Document.

7.2	Acacia Shareholders and other persons who received this Document may request a hard copy of such documents incorporated by reference. A copy of any such documents or information incorporated by reference will not be sent to such persons unless requested, free of charge, by contacting Acacia’s Registrar, Equiniti, through either of the following methods: (i) by calling +44 (0)371 384 2050 between 8:30 a.m. and 5:30 p.m. (London time) Monday to Friday (except public holidays in England and Wales) or (ii) by submitting a request in writing to Equiniti at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, in each case, stating your name, and the address to which the hard copy should be sent.

8.	Sources of information and bases of calculation

In this Document, unless otherwise stated, or the context otherwise requires, the following bases and sources have been used:

(A)	The value attributed to the existing issued and to be issued share capital of Acacia is based upon the 100,923,133 Acacia Shares in issue and the 5,939,424 Acacia Shares which are the subject of options and awards outstanding under the Acacia Share Schemes on the Latest Practicable Date, offset by 1,002,584 Acacia Shares held in Acacia’s employee benefit trust and excluding dividend equivalents on such options and awards.

(B)	For the purposes of the financial comparisons contained in this Document, no account has been taken of any liability to taxation or the treatment of fractions under the Scheme.

(C)	Unless otherwise stated, the financial information on Acacia is extracted (without material adjustment) from Acacia’s annual report and accounts for the year ended 31 December 2020 and from the announcement of Acacia’s interim results for the six months ended 30 June 2021 and the financial information on Eagle is extracted (without material adjustment) from Eagle’s annual report and accounts for the year ended 31 December 2020.

(D)	The market capitalisation of Eagle is as derived from FactSet.

(E)	The exchange ratio of the share portion of the consideration is calculated based on the reference price of US$49 per share of common stock of Eagle and at the exchange rate of €1:US$1.0981 on 25 March 2022 (as reported in The Wall Street Journal).

(F)	Certain figures included in this Document have been subject to rounding adjustments.

Part IX
DEFINITIONS

“Acacia” or the “Company”	Acacia Pharma Group PLC, a company incorporated in England and Wales with registered number 09759376
“Acacia Board”	the board of directors of Acacia from time to time
“Acacia CREST Shareholders”	Acacia Shareholders who hold their Acacia Shares in uncertificated form through CREST (directly or through a broker or other nominee with a CREST account) immediately prior to the Scheme Record Time
“Acacia Directors”	the persons whose names are set out in section 2.1 of Part VIII (Additional Information on Acacia and Eagle) of this Document or, where the context so requires, the directors of Acacia from time to time
“Acacia Employee Benefit Trust”	Acacia’s employee benefit trust, of which Ocorian Trustees (Jersey) Limited is the trustee
“Acacia Group”	Acacia and its subsidiary undertakings and, where the context permits, each of them
“Acacia Remuneration Committee”	means the remuneration committee of Acacia
“Acacia Share Plans”	the PSP, the DABP, the EMI Plan, the CSOP and the USOP
“Acacia Shareholders”	the registered holders of Acacia Shares from time to time
“Acacia Shares”	the ordinary shares of £0.02 each in the capital of Acacia from time to time, but excluding any such ordinary shares held or which become held in treasury
“Announcement”	the announcement made by Acacia in relation to the Scheme on 28 March 2022
“Articles of Association”	the articles of association of Acacia from time to time
“AST”	American Stock Transfer & Trust Company LLC, Eagle’s transfer agent
“Business Day”	any day (excluding any Saturday or Sunday or any public holiday in England) on which banks in London and Brussels are generally open for business
“CDIs”	CREST Depository Interests
“certificated” or “in certificated form”	a share or other security which is not in uncertificated form (that is, not in CREST)
“CGT”	has the meaning given to it in section 2 of Part A of Part VI (Taxation) of this Document

“Companies Act”	the Companies Act 2006, as amended from time to time
“Conditions”	the conditions to the Scheme and to the implementation of the Scheme (including the Scheme) as set out in Part III (Conditions to the Implementation of the Scheme) of this Document
“Confidentiality Agreement”	the confidentiality agreement entered into by Acacia and Eagle on 1 December 2021
“Co-operation Agreement”	the co-operation agreement entered into by Acacia and Eagle on 27 March 2022
“Cosmo”	Cosmo Technologies Ltd
“Court”	the High Court of Justice in England and Wales
“Court Meeting”	the meeting of Scheme Shareholders convened pursuant to an order of the Court pursuant to section 896 of the Companies Act for the purpose of considering and, if thought fit, approving (with or without modification) this Scheme (including any adjournment, postponement or reconvening of such meeting)
“Court Sanction Date”	the date on which the Scheme is sanctioned by the Court
“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear is the Operator) in accordance with which securities may be held and transferred in uncertificated form
“CREST Manual”	the rules governing the operation of CREST as published by Euroclear, as amended from time to time
“CREST Proxy Instruction”	has the meaning given to it in paragraph 2.2 of the section of this Document titled “Action to be Taken”
“CREST Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended
“CSOP”	the Acacia Pharma Group PLC Company Share Option Plan
“DABP”	the Acacia Pharma Group PLC Deferred Annual Bonus Plan
“DGCL”	has the meaning given to it in section 5 of Part VIII (Additional Information on Acacia and Eagle) of this Document
“Document” or “Scheme Document”	this Document dated 26 April 2022 addressed to Acacia Shareholders containing the Scheme and the Explanatory Statement
“DRS”	DTC’s Direct Registration System
“DTC”	the Depository Trust Company
“Eagle”	Eagle Pharmaceuticals, Inc.

“Eagle Directors”	the persons whose names are set out in section 2.2 of Part VIII (Additional Information on Acacia and Eagle) of this Document or, where the context so requires, the directors of Eagle from time to time
“Eagle Group”	Eagle and any parent and/or subsidiary undertaking of Eagle from time to time
“Eagle Shares”	has the meaning given to it in section 5 of Part VIII (Additional Information on Acacia and Eagle) of this Document
“Effective”	means the Scheme having become effective pursuant to its terms
“Effective Date”	the date on which the Scheme becomes Effective
“EMI Plan”	the Acacia Pharma Group PLC 2015 Enterprise Management Incentive Plan
“Euroclear”	Euroclear UK & International Limited (company number: 02878738)
“Excluded Shares”	any Acacia Shares:
(i) which are registered in the name of, or beneficially owned by, Eagle or any member of the Eagle Group; or
(ii) which are held in treasury by Acacia,
in each case, immediately prior to the Scheme Record Time
“Explanatory Statement”	the explanatory statement (in compliance with section 897 of the Companies Act) relating to the Scheme, as set out in this Document
“Family Trust”	has the meaning given to it in section 5 of Part VIII (Additional Information on Acacia and Eagle) of this Document
“FATCA”	has the meaning given to it in section 3 of Part B of Part VI (Taxation) of this Document
“FDA”	US Food and Drug Administration
“Form(s) of Proxy”	either or both (as the context demands) of the blue Form of Proxy in relation to the Court Meeting and the yellow Form of Proxy in relation to the General Meeting
“General Meeting”	the general meeting of Acacia Shareholders convened by the notice set out in Part XI (Notice of General Meeting) of this Document for the purpose of considering and, if thought fit, approving (with or without modification) the Special Resolution (including any adjournment, postponement or reconvening thereof)
“Greenhill”	Greenhill & Co. International LLP
“HMRC”	HM Revenue and Customs or its successor from time to time

“holder”	a registered holder and includes any person(s) entitled by transmission
“IRA Trust”	has the meaning given to it in section 5 of Part VIII (Additional Information on Acacia and Eagle) of this Document
“IRS”	has the meaning given to it in section 2 of Part B of Part VI (Taxation) of this Document
“Jefferies”	Jefferies International Limited
“Latest Practicable Date”	close of business on 25 April 2022, being the latest practicable date before publication of this Document
“Meeting”	the Court Meeting and/or the General Meeting, as the case may be
“Nasdaq”	the Nasdaq Global Market
“New Eagle Shares”	the shares of common stock of Eagle proposed to be issued to Acacia Shareholders pursuant to the Scheme
“Non-UK Holders”	has the meaning given to it in section 3 of Part VII of this Document
“Options”	the outstanding options and/or conditional awards under the Acacia Share Plans
“Overseas Shareholders”	Acacia Shareholders (or nominees of, or custodians or trustees for Acacia Shareholders) who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom or Belgium
“PSP”	the Acacia Pharma Group PLC Performance Share Plan
“Registrar” or “Acacia’s Registrar” or “Equiniti”	Equiniti Limited
“Registrar of Companies”	the registrar of companies in England and Wales
“Restricted Jurisdiction”	any jurisdiction where distribution, publication, availability or use of any information in relation to the Scheme would be contrary to applicable law or regulation or which would require any registration or licensing within such jurisdiction, or where applicable laws or regulations may otherwise result in a significant risk of civil, regulatory or criminal exposure if information concerning the Scheme is sent or made available in that jurisdiction
“RSUs”	has the meaning given to it in section 5 of Part VIII (Additional Information on Acacia and Eagle) of this Document
“Scheme”	this proposed scheme of arrangement to be implemented under Part 26 of the Companies Act of the entire issued and to be issued share capital between Acacia and the Scheme Shareholders, in its present form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Acacia and Eagle

“Scheme Court Hearing”	the hearing of the Court to sanction the Scheme under section 899 of the Companies Act and, if such hearing is adjourned, reference to commencement of any such hearing shall mean the commencement of the final adjournment thereof
“Scheme Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act
“Scheme Record Time”	6:00 p.m. (London time) on the Business Day immediately following the date of the Scheme Court Hearing
“Scheme Shareholders”	the registered holders of Scheme Shares
“Scheme Shares”	all Acacia Shares:
(i) in issue as at the date of this Document;
(ii) (if any) issued after the date of this Document and prior to the Voting Record Time; and
(iii) (if any) issued on or after the Voting Record Time but before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, in each case (where the context requires), which remain in issue at the Scheme Record Time but excluding the Excluded Shares;
“SDRT”	has the meaning given to it in section 4 of Part A of Part VI (Taxation) of this Document;
“SEC”	US Securities and Exchange Commission
“Special Resolution”	the special resolution to be proposed at the General Meeting necessary to facilitate the implementation of the Scheme, including, without limitation, a resolution to amend the Articles of Association by the adoption and inclusion of a new article under which any Acacia Shares issued or transferred after the Scheme Record Time (other than to Eagle and/or its nominees) shall be automatically transferred to Eagle (or as it may direct) and, where applicable, for consideration to be paid to the transferee or to the original recipient of the Acacia Shares so as to be transferred or issued on the same terms as the Scheme (other than terms as to timings and formalities)
“SRN”	Shareholder Reference Number
“subsidiary undertaking”	has the meaning given in section 1162 of the Companies Act
“Transfer Agent”	the transfer agent appointed by Eagle, being AST
“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland
“UK Holders”	has the meaning given to it in section 1 of Part A of Part VI (Taxation) of this Document

“uncertificated” or “in uncertificated form”	in relation to a Scheme Share, one which is recorded on the relevant register as being held in uncertificated form in CREST and title to which, by virtue of the CREST Regulations, may be transferred by means of CREST
“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia
“US Exchange Act”	the US Securities and Exchange Act of 1934 and rules and regulations promulgated thereunder (as amended)
“US GAAP”	the United States generally accepted accounting principles, as in effect from time to time
“US Holders”	holders of Acacia Shares ordinarily resident in the US or with a registered address in the US, and any custodian, nominee or trustee holding Acacia Shares for persons in the US or with a registered address in the US
“US Securities Act”	the US Securities Act of 1933, as amended
“USOP”	the Acacia Pharma Group PLC Unapproved Share Option Plan
“Virtual Meeting Guide”	the guide prepared by Lumi explaining how Scheme Shareholders and Acacia Shareholders can remotely access and engage in the business of the Meetings via the Virtual Meeting Platform
“Virtual Meeting Platform”	the virtual meeting platform hosted by Lumi
“Voting Record Time”	6:30 p.m. (London time) on 17 May 2022, being the day which is two Business Days prior to the date of the Court Meeting or, if the Court Meeting is adjourned, 6:30 p.m. (London time) on the day which is two Business Days before the date of such adjourned meeting
“William Blair”	William Blair & Company, L.L.C.
“€” or “Euro”	the lawful currency of the member states of the European Union which adopt or have adopted it as their lawful currency from time to time
“£” or “GBP”	Pounds sterling, the lawful currency of the UK from time to time
“$” or “US$” or “USD” or “US dollar”	United States Dollars, the lawful currency of the United States of America from time to time

For the purposes of this Document, “subsidiary”, “subsidiary undertaking”, “undertaking”, “associated undertaking” and “equity share capital” have the meanings given by the Companies Act.

References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted by or under any other enactment before or after the date of this announcement. All references to time in this announcement are to London time unless otherwise stated.

A reference to “includes” shall mean “includes without limitation”, and references to “including” and any other similar term shall be construed accordingly.

Part X
NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE	CR-2022-001067
BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES
COMPANIES COURT (ChD)
INSOLVENCY AND COMPANIES COURT DEPUTY JUDGE SCHAFFER

IN THE MATTER OF ACACIA PHARMA GROUP PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an order of the High Court of Justice (the “Court”) dated 21 April 2022 made in the above matters, the Court has given permission for a meeting (the “Court Meeting”) to be convened of the holders of Scheme Shares as at the Voting Record Time (each as defined in the Scheme (as defined below)) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement proposed to be made pursuant to Part 26 of the Companies Act 2006 (the “Companies Act”) between Acacia Pharma Group PLC (the “Company”) and the holders of Scheme Shares (the “Scheme”) and that such meeting will be held at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004-2498, United States and electronically via the Lumi online meeting platform (the “Virtual Meeting Platform”) available via https://web.lumiagm.com/115-891-305 on 19 May 2022 at 4:00 p.m. (London time).

A copy of the Scheme and a copy of the explanatory statement required to be published pursuant to section 897 of the Companies Act are incorporated in the document of which this notice forms part. Unless the context otherwise requires, any capitalised term used but not defined in this notice shall have the meaning given to such term in Part IX (Definitions) of the document of which this notice forms part.

Voting on the resolution to approve the Scheme will be by poll, which shall be conducted as the Chair of the Court Meeting may determine.

The Court Meeting will take place using a hybrid format incorporating physical and remote participation via the Virtual Meeting Platform (see further below).

COVID-19 Restrictions

Whilst COVID-19 restrictions have been lifted as at the date of publication of this notice, the Acacia Directors note that the COVID-19 situation is constantly evolving, and the US federal and/or New York State government may change current restrictions or implement further measures which affect the holding of shareholder meetings. As such, whilst Scheme Shareholders will be permitted to attend the Court Meeting in person if they are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force), Scheme Shareholders are strongly encouraged to appoint the Chair of the Court Meeting as their proxy for the Court Meeting. If any other person is appointed as proxy and COVID-19 restrictions are introduced that affect the holding of the Court Meeting, that proxy may not be permitted to attend the relevant Meeting in person (but will be able to remotely attend, ask questions and/or raise any objections and vote via the Virtual Meeting Platform, further details of which are set out below and in the Virtual Meeting Guide).

Any changes to the arrangements for the Court Meeting will be communicated to Scheme Shareholders before the Court Meeting, including through our website at https://acaciapharma.com/ and by announcement.

Further, Scheme Shareholders can also submit questions to be considered at the Court Meeting in advance by email to IR@acaciapharma.com, provided that such emails must be received no later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the Court Meeting or any adjournment thereof. In addition, Scheme Shareholders (and any of their respectively duly appointed proxies and/or corporate representatives) may also submit written questions at the Court Meeting remotely via the Virtual Meeting Platform. The Chair of the Court Meeting will ensure that relevant matters relating to the formal business of the Court Meeting are addressed in the Court Meeting, unless no response is required to be provided under the Companies Act or the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of the Company or the good order of the relevant Meeting.

All references in this notice to “attend” and “vote” or “attending” and “voting” in the context of the Court Meeting include remote attendance via the Virtual Meeting Platform and voting by proxy or remotely via the Virtual Meeting Platform respectively.

Instructions for accessing the Virtual Meeting Platform

Scheme Shareholders (and their duly appointed proxies and/or corporate representatives) will be given the opportunity to remotely access, follow the business of, attend, submit written questions and/or raise any objections and vote at the Court Meeting via the Virtual Meeting Platform (even if a proxy appointment or voting instruction is submitted in advance).

Scheme Shareholders can access the Virtual Meeting Platform via a mobile web client, which is compatible with the latest browser versions of Chrome, Firefox and Safari, and can be accessed using any web browser, on a PC, tablet or smartphone device. To attend remotely, submit questions and/or vote using this method, please go to https://web.lumiagm.com/115-891-305.

Once you have accessed https://web.lumiagm.com/115-891-305 from your web browser, you will be prompted to enter your Shareholder Reference Number (“SRN”) and PIN number (this is the first 2 and last 2 digits of the SRN). Your SRN, including any zeros, and your PIN number can be found printed on your Form of Proxy. If you are not in receipt of your SRN, this can also be found on a share certificate, nominee statement or dividend confirmation (tax voucher), or, alternatively, if you are already registered on this website, you can sign in to www.shareview.co.uk to obtain your SRN. Access to the Court Meeting via the website will be available from 3.00 p.m. (London time) on 19 May 2022, as further detailed below. If you are unable to access your SRN and PIN, please contact Equiniti by emailing hybrid.help@equiniti.com stating your full name, postcode and SRN, if known. Mailboxes are monitored 9:00 a.m. to 5:00 p.m. (London time) Monday to Friday (excluding public holidays in England and Wales). Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

Access to the Court Meeting will be available from 3:00 p.m. (London time) on 19 May 2022, although the voting functionality will not be enabled until the Chair of the Court Meeting declares the poll open. Scheme Shareholders (and their duly appointed proxies and/or corporate representatives) will be permitted to submit written questions and/or raise any objections (via the Virtual Meeting Platform) to the Company’s directors during the course of the Court Meeting.

If attending the Court Meeting via the Virtual Meeting Platform, you must ensure you are connected to the internet at all times during the Court Meeting in order to access, follow the business of and submit written questions and/or raise any objections and vote when the Chair commences polling. Therefore, it is your responsibility to ensure connectivity for the duration of the Court Meeting. The Virtual Meeting Guide contains further information on accessing the Court Meeting remotely via the Virtual Meeting Platform and is available on the Company’s website at https://acaciapharma.com/investors/shareholder-meetings.

Scheme Shareholders are strongly encouraged to appoint the Chair of the Court Meeting as their proxy. If you wish to appoint a person other than the Chair of the Court Meeting as your proxy and for them to attend and engage in the business of the Court Meeting remotely via the Virtual Meeting Platform on your behalf, please submit your proxy appointment in the usual way and then contact Equiniti by emailing hybrid.help@equiniti.com in order to obtain their unique SRN and PIN (which you can then pass on to your duly appointed proxy). This should be done as soon as possible and at least 24 hours (excluding any part of such 24 hour period not falling on a Business Day) before the Court Meeting.

If your shares are held by a nominee and you wish to attend the Court Meeting remotely via the Virtual Meeting Platform, you must contact your nominee as soon as possible. Your nominee must present a corporate letter of representation to Acacia’s Registrar, Equiniti, as soon as possible and at least 72 hours (excluding any part of that period not falling on a Business Day) before the Court Meeting, in order for Equiniti to provide your unique SRN and PIN to your nominee (to be passed on to you) to enable you to access the Virtual Meeting Platform.

Right to Appoint a Proxy; Procedure for Appointment

It is important that as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of opinion of Scheme Shareholders. Whether or not you intend to attend and/or vote at the Court Meeting remotely or in person, you are strongly advised to submit a proxy appointment and voting instruction (electronically through CREST or by any other method described in this notice) or to complete, sign and return the enclosed blue Form of Proxy (by post or by any other method described in this notice), in each case, for the Court Meeting, as soon as possible and no later than 4:00 p.m. (London time) on 17 May 2022, such time being 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the Court Meeting, or in the case of any adjournment thereof, not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the adjourned Court Meeting 48 hours.

If the blue Form of Proxy for the Court Meeting is not lodged by the relevant time, a copy of the blue Form of Proxy may be: (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof) or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

The appointment of a proxy (electronically through CREST, by completing, signing and returning the blue Form of Proxy by post or by any other method described in this notice) will not prevent you (or your duly appointed proxies and/or corporate representatives) from accessing, following the business of, attending, submitting questions and/or raising any objections and voting at the Court Meeting (in person or remotely via the Virtual Meeting Platform or by proxy) if you are entitled to and wish to do so.

(a)	Sending Form of Proxy

Please complete and sign the blue Form of Proxy in accordance with the instructions printed thereon and return, either (i) in the pre-paid envelope to Acacia’s Registrar, Equiniti, by post to Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom, or (ii) by emailing a scanned copy to proxyvotes@equiniti.com, so as to be received as soon as possible and in any event not later than 4:00 p.m. (London time) on 17 May 2022 (or, if the Court Meeting is adjourned not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the adjourned Meeting).

If the blue Form of Proxy is not lodged by the relevant time, a copy of the blue Form of Proxy may be: (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof); or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

(b)	Electronic appointment of proxies through CREST

If you hold Acacia Shares in uncertificated form through CREST and wish to appoint a proxy or proxies for the Court Meeting (or any adjournment thereof) by using the CREST electronic proxy appointment service, you may do so by using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed any voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with the specifications of Euroclear and must contain the information required for such instructions as described in the CREST Manual. The message (regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy) must, in order to be valid, be transmitted so as to be received by Equiniti not later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the Court Meeting or any adjournment thereof. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which Equiniti are able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. If the CREST proxy appointment or instruction is not received by this time, a copy of the blue Form of Proxy may be: (i) emailed to proxyvotes@equiniti.com at any time after such time but prior to 30 minutes before the commencement of the Court Meeting (or any adjournment thereof); or (ii) handed to a representative of Equiniti on behalf of the Chair of the Court Meeting, or directly to the Chair of the Court Meeting, at the Court Meeting before the Court Meeting commences.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed any voting service provider(s), to procure that his/her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. For further information on the logistics of submitting messages in CREST, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Acacia may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the CREST Regulations.

Voting Record Time

Entitlement to attend and vote in person, remotely (via the Virtual Meeting Platform), or by proxy at the Court Meeting or any adjournment thereof and the number of votes which may be cast at the Court Meeting will be determined by reference to the register of members of the Company at 6:30 p.m. (London time) on 17 May 2022 or, if the Court Meeting is adjourned, 6:30 p.m. (London time) on the date which is two Business Days before the date fixed for the adjourned meeting. Changes to the register of members after the relevant time shall be disregarded in determining the rights of any person to attend and vote in person remotely (via the Virtual Meeting Platform), or by proxy at the Court Meeting.

Joint Holders

In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether remotely or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

Corporate Representatives

As an alternative to appointing a proxy, any Scheme Shareholder which is a corporation may appoint one or more corporate representatives who may exercise on its behalf all its powers as a member, provided that if two or more corporate representatives purport to vote in respect of the same shares, if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way, and in other cases the power is treated as not exercised.

By the said order, the Court has appointed Scott Byrd or, failing him, any other Acacia Director to act as Chair of the Court Meeting and has directed the Chair to report the result thereof to the Court.

The Scheme will be subject to the subsequent sanction of the Court.

Dated 26 April 2022

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

Solicitors for the Company

NOMINATED PERSONS

Any person to whom this notice is sent who is a person nominated under section 146 of the Companies Act to enjoy information rights (a “Nominated Person”) does not, in that capacity, have a right to appoint a proxy, such right only being exercisable by shareholders of the Company. However, Nominated Persons may, under an agreement between him/her and the shareholder by whom he/she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the Court Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he/she may, under any such agreement, have a right to give instructions to the shareholder as to the exercise of voting rights.

Part XI
NOTICE OF GENERAL MEETING

Acacia Pharma Group PLC

Notice is hereby given that a general meeting of Acacia Pharma Group PLC (the “Company”) will be held at the offices of Sullivan & Cromwell LLP at 125 Broad Street, New York, New York 10004-2498, United States and electronically via the Lumi online meeting platform (the “Virtual Meeting Platform”) available via https://web.lumiagm.com/115-891-305 on 19 May 2022 at 4:15 p.m. (London time) (or as soon thereafter as the Court Meeting (as defined in Part IX (Definitions) of the document of which this notice forms part) concludes or is adjourned) for the purposes of considering and voting on the resolution set out below. The resolution will be proposed as a special resolution which will require 75 per cent. or more of the votes cast to vote in favour in order to be passed.

Unless the context otherwise requires, any capitalised term used but not defined in this notice shall have the meaning given to such term in Part IX (Definitions) of the document of which this notice forms part.

SPECIAL RESOLUTION

THAT:

(1)	for the purpose of giving effect to the scheme of arrangement dated 26 April 2022 (as amended or supplemented) (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Scheme), a copy of which has been produced to this meeting and, for the purposes of identification, initialled by the Chair of this meeting, in its original form or with or subject to any modification, addition or condition agreed by the Company and Eagle and approved or imposed by the High Court of Justice in England and Wales, the directors of the Company (or any duly authorised committee thereof) be authorised to take all such actions as they or it may consider necessary or appropriate for carrying the Scheme into effect; and

(2)	with effect from the passing of this resolution, the Articles of Association of the Company be and are hereby amended by the adoption and inclusion of the following new Article 157:

157. Scheme of Arrangement

(A)	In this article, references to the “Scheme” are to the scheme of arrangement under Part 26 of the Companies Act 2006 between the Company and the Scheme Shareholders (as defined in the Scheme) dated 26 April 2022 (with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and Eagle Pharmaceuticals, Inc. (“Eagle”)) and (save as defined in this article) terms defined in the Scheme shall have the same meanings in this article.

(B)	Notwithstanding any other provisions in these articles, if the Company issues or transfers out of treasury any Acacia Shares (other than to Eagle, any subsidiary of Eagle, any parent undertaking of Eagle or any subsidiary of such parent undertaking, or any nominee of Eagle (each an “Eagle Company”)) on or after the date of the adoption of this article and prior to the Scheme Record Time, such Acacia Shares shall be issued or transferred subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or subsequent holder or holders of such Acacia Shares shall be bound by the Scheme accordingly.

(C)	Notwithstanding any other provision of these articles, subject to the Scheme becoming Effective, any shares issued or transferred out of treasury to any person (other than an Eagle Company) after the Scheme Record Time (a “New Member”) (each a “Post-Scheme Share”) shall be issued or transferred on terms that they shall (on the Effective Date (as defined in the Scheme) or, if later, on issue or transfer (but subject to the terms of article 157(D) below)), be immediately transferred to Eagle (or such person as it may direct) (the “Purchaser”), who shall be obliged to acquire each Post-Scheme Share in consideration of and conditional upon the settlement by or on behalf of Eagle of the consideration due to each New Member in respect of each Post-Scheme Share equal to the consideration to which a New Member would have been entitled under the Scheme had such Post-Scheme Share been a Scheme Share.

(D)	On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) carried out after the Effective Date (as defined in the Scheme), the value of the consideration per Post-Scheme Share to be paid under article 157(C) shall be adjusted by the Company in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this article to such shares shall, following such adjustment, be construed accordingly.

(E)	To give effect to any transfer of Post-Scheme Shares required pursuant to article 157(C), the Company may appoint any Acacia Director as attorney and/or agent for the New Member to transfer the Post-Scheme Shares to the Purchaser and do all such other things and execute and deliver all such documents or deeds as may in the opinion of such attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as the Purchaser may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney or agent fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser. The attorney or agent shall be empowered to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder) in favour of the Purchaser and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may (subject to the payment of any UK stamp duty) register the Purchaser as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. The Purchaser shall settle the consideration due to the New Member pursuant to article 157(C) above no later than 14 days after the date on which the Post-Scheme Shares are issued to the New Member.

(F)	If the Scheme shall not have become effective by the applicable date referred to in (or otherwise set in accordance with) section 9(B) of the Scheme, this article shall cease to be of any effect.

(G)	Notwithstanding any other provision of these articles, both the Company and its board of directors shall refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date other than to the Purchaser pursuant to the Scheme.

(H)	Conditional upon and with effect from the sanctioning of the Scheme by the Court, the Company, or such other person as may be appointed by the Company, be appointed as agent of the Scheme Shareholders for the purposes of undertaking and carrying into effect, and is hereby irrevocably authorised to undertake and carry into effect, any and all such steps, actions, matters and procedures as may, in the opinion of the agent, be considered necessary, desirable or appropriate pursuant to English law in connection with the allotment, issue and settlement of the New Eagle Shares pursuant to the Scheme.

Recommendation

The Acacia Directors consider that the resolution to be proposed at the General Meeting is in the best interests of the Company and its members as a whole. The Acacia Directors unanimously recommend that you vote in favour of the proposed resolution, as they intend to do in respect of their own beneficial holdings of shares.

26 April 2022

By Order of the Board

Anne-Marie Elsley

Company Secretary

Registered Office:	The Officer’s Mess, Royston Road, Duxford, Cambridge, CB22 4QH United Kingdom

Acacia Pharma Group PLC
Registered in England and Wales No. 09759376

NOTES RELATING TO THE NOTICE OF THE GENERAL MEETING

MEMBER NOTES:

The following notes explain your general rights as a shareholder and your right to attend and vote at the General Meeting, or to appoint someone else to attend and vote on your behalf.

1.	COVID-19 Restrictions

Whilst COVID-19 restrictions have been lifted as at the date of publication of this notice, the Acacia Directors note that the COVID-19 situation is constantly evolving, and the US federal and/or New York State government may change current restrictions or implement further measures, which affect the holding of shareholder meetings. As such, whilst the Company’s shareholders will be permitted to attend the General Meeting in person if they are entitled to and wish to do so (subject to any applicable COVID-19 restrictions then in force), the Company’s shareholders are strongly encouraged to appoint “the Chair of the meeting” as their proxy for the General Meeting, respectively. If any other person is appointed as proxy and COVID-19 restrictions are introduced that affect the holding of the General Meeting, that proxy may not be permitted to attend the relevant Meeting.

Any changes to the arrangements for the General Meeting will be communicated to Scheme Shareholders before the General Meeting, including through our website at https://acaciapharma.com/ and by announcement.

The Company, however, remains committed to encouraging shareholder engagement on the business of the General Meeting. As such, Company Shareholders (including their duly appointed proxies and/or corporate representatives) will be given the opportunity to access, follow the business of, attend, submit written questions and vote at the General Meeting, in each case, remotely via the Virtual Meeting Platform.

Further, Acacia Shareholders can also submit questions on the business of the relevant Meeting in advance by email to IR@acaciapharma.com, provided that such emails must be received no later than 48 hours (excluding any part of such 48 hour period not falling on a Business Day) before the time fixed for the relevant Meeting or any adjournment thereof. In addition, Acacia Shareholders (and any of their respectively duly appointed proxies and/or corporate representatives) may also submit written questions at the General Meeting remotely via the Virtual Meeting Platform. The Chair of the General Meeting will ensure that relevant matters relating to the formal business of the General Meeting are addressed in the General Meeting, unless no response is required to be provided under the Companies Act 2006 (the “Companies Act”) or the provision of a response would, at the Chair’s discretion, otherwise be undesirable in the interests of the Company or the good order of the General Meeting.

2.	Instructions for accessing the Virtual Meeting Platform

Company Shareholders (and their duly appointed proxies and/or corporate representatives) will be given the opportunity to access, follow the business of, and submit written questions to the Company’s Directors at the General Meeting, in each case, remotely via the Virtual Meeting Platform.

The Virtual Meeting Platform can be accessed via a mobile web client, which is compatible with the latest browser versions of Chrome, Firefox and Safari, and can be accessed using any web browser, on a PC, tablet or smartphone device. To attend remotely, submit questions and/or vote using this method, please go to https://web.lumiagm.com/115-891-305.

Once you have accessed https://web.lumiagm.com/115-891-305 from your web browser, you will be prompted to enter your Shareholder Reference Number (“SRN”) and PIN number (this is the first 2 and last 2 digits of the SRN). Your SRN, including any zeros, and your PIN number can be found printed on your Form of Proxy. If you are not in receipt of your SRN this can also be found on a share certificate, nominee statement or dividend confirmation (tax voucher), or alternatively, if you are already registered on this website, you can sign in to www.shareview.co.uk to obtain your SRN. Access to the General Meeting via the website will be available from 3:00 p.m. (London time) on 19 May 2022, as further detailed below. If you are unable to access your SRN and PIN, please contact Equiniti by emailing hybrid.help@equiniti.com stating your full name, postcode and SRN, if known. Mailboxes are monitored 9.00 am to 5.00 pm Monday to Friday (excluding public holidays in England & Wales). Please note that calls may be monitored or recorded for security and training purposes, and Equiniti cannot provide advice on the merits of the Scheme or give any financial, legal or tax advice.

Scheme Shareholders are strongly encouraged to appoint the Chair of the General Meeting as their proxy. If you wish to appoint a person other than the Chair of the General Meeting as your proxy and for them to attend and engage in the business of the Court Meeting remotely via the Virtual Meeting Platform on your behalf, please submit your proxy appointment in the usual way and then contact Equiniti by emailing hybrid.help@equiniti.com in order to obtain their unique SRN and PIN (which you can then pass on to your duly appointed proxy). This should be done as soon as possible and at least 24 hours (excluding any part of such 24 hour period not falling on a Business Day) before the General Meeting.

If your shares are held by a nominee and you wish to attend the General Meeting remotely via the Virtual Meeting Platform, you must contact your nominee as soon as possible. Your nominee must present a corporate letter of representation to Acacia’s Registrar, Equiniti, as soon as possible and at least 72 hours (excluding any part of that period not falling on a Business Day) before the General Meeting, in order for Equiniti to provide your unique SRN and PIN to your nominee (to be passed on to you) to enable you to access the Virtual Meeting Platform.

The General Meeting will commence at 4:15 p.m. (London time) or as soon thereafter as the Court Meeting concludes or is adjourned. Acacia Shareholders (and their duly appointed proxies and/or corporate representatives) will be permitted to submit written questions (via the Virtual Meeting Platform) to the Acacia Directors during the course of the General Meeting.

If you are attending the General Meeting via the Virtual Meeting Platform, you must ensure you are connected to the internet at all times during the General Meeting in order to access, follow the business of, attend, submit written questions and vote. Therefore, it is your responsibility to ensure connectivity for the duration of the General Meeting. The Virtual Meeting Guide contains further information on remotely accessing and engaging in the business of the General Meeting via the Virtual Meeting Platform and is available on the Company’s website at https://acaciapharma.com/investors/shareholder-meetings.

3.	Entitlement to attend and vote

To be entitled to attend and vote at the General Meeting (and for the purpose of the determination by the Company of the number of votes they may cast), shareholders must be registered in the register of members of the Company at 6:30 p.m. (London time) on 17 May 2022 (the “Voting Record Time”) (or, if the meeting is adjourned to a time more than 48 hours after the Voting Record Time, by 6:30 p.m. (London time) on the day which is two days prior to the time of the adjourned meeting). If the meeting is adjourned to a time not more than 48 hours after the Voting Record Time, that time will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purposes of determining the number of votes they may cast) at the adjourned meeting. Changes to the Register of Members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the General Meeting.

4.	Proxies

(a)	As a member of the Company you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at the General Meeting. You can only appoint a proxy using the procedures set out in these notes.

(b)	Appointment of a proxy does not preclude you from attending the meeting and voting in person. If you have appointed a proxy and attend the meeting in person, your proxy appointment will automatically be terminated.

(c)	A proxy does not need to be a member of the Company but must attend the meeting to represent you. To appoint as your proxy a person other than the Chairman of the meeting, insert their full name in the box on your proxy form. If you sign and return your proxy form with no name inserted in the box, the Chairman of the meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the meeting and are aware of your voting intentions. If you wish your proxy to make any comments on your behalf, you will need to appoint someone other than the Chairman and give them the relevant instructions directly.

(d)	You may appoint more than one proxy provided each proxy is appointed to exercise the rights attached to a different share or shares held by you. You may not appoint more than one proxy to exercise rights attached to any one share.

(e)	If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box provided the number of shares in relation to which they are authorised to act as your proxy. If left blank your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account). In the event of a conflict between a blank proxy form and a proxy form which states the number of shares to which it applies, the specific proxy form shall be counted first, regardless of whether it was sent or received before or after the blank proxy form, and any remaining shares in respect of which you are the registered holder will be apportioned to the blank proxy form. If you submit more than one completed valid proxy, the proxy received last before the latest time for receipt of proxies will take precedence.

(f)	To appoint more than one proxy, you may photocopy the proxy form. Please indicate in the box on the form the number of shares in relation to which they are authorised to act as your proxy. Please also indicate with an “X” in the place provided on the proxy form if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope.

(g)	To direct your proxy how to vote on the resolutions mark the appropriate box on your proxy form with an ‘X’. To abstain from voting on a resolution, select the relevant “Vote withheld” box. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. If you mark with an “X” “discretion”, or if no voting indication is given, your proxy will vote or abstain from voting as he or she sees fit.

(h)	To be effective, this form must be lodged with the Company's Registrar, Equiniti Limited at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA or emailed to Equiniti Limited at proxyvotes@equiniti.com, duly completed and signed, with the power of attorney or other authority (if any) under which it is signed, or a certified copy of such authority, not less than 48 hours before the General Meeting (excluding any part of a day that is not a Business Day) or, in the case of an adjournment of the General Meeting, 48 hours (excluding any part of a day that is not a business day) before the time appointed for the adjourned meeting. Completed proxy forms should NOT be sent to the Company’s registered office.

(i)	In the case of a member which is a company, your proxy form must be executed under its common seal or signed on its behalf by a duly authorised officer of the company or an attorney for the company stating their capacity (e.g. director, secretary).

(j)	Any power of attorney or any other authority under which your proxy form is signed (or a duly certified copy of such power or authority) must be included with your proxy form.

(k)	CREST members who wish to appoint a proxy or proxies by using the CREST electronic appointment service may do so by using the procedures described in the CREST Manual (available via http://www.euroclear.com) subject to the provisions of the Company’s articles of association. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. To be valid, the appropriate CREST message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy, must be transmitted so as to be received by our agent Equiniti, whose CREST participant ID is RA19, by 4:15 p.m. (London time) on 17 May 2022.

(l)	In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first named being the most senior).

(m)	If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

(n)	Save through CREST, we do not have a facility to receive proxy forms electronically. Therefore, you may not use any electronic address referred to in the proxy form or any related document to submit your proxy form.

5.	Corporate representatives

Any corporation which is a shareholder can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a shareholder provided that no more than one corporate representative exercises powers in relation to the same shares.

6.	Nominated persons

Any person to whom this notice is sent as a person nominated under section 146 of the Companies Act to enjoy information rights (a “Nominated Person”) may, under an agreement between him/her and the member by whom he/she was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the General Meeting. If a Nominated Person has no such proxy appointment right or does not wish to exercise it, he/she may, under any such agreement, have a right to give instructions to the member as to the exercise of voting rights.

The statement of the rights of members in relation to the appointment of proxies in paragraph 2 above does not apply to Nominated Persons. The rights described in that paragraph can only be exercised by members of the Company.

7.	Issued share capital and total voting rights

As at close of business on 25 April 2022 (being the latest practicable Business Day prior to the publication of this notice), the Company’s issued share capital consists of 100,923,133 ordinary shares of £0.02 each, carrying one vote each. Therefore, the total voting rights in the Company as at close of business on 25 April 2022 were 100,923,133 votes.

8.	Members’ rights to ask questions

Any shareholder attending the General Meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the General Meeting, but no such answer need be given if: (a) to do so would interfere unduly with the preparation for the General Meeting or involve the disclosure of confidential information; (b) the answer has already been given on a website in the form of an answer to a question; or (c) it is undesirable in the interests of the Company or the good order of the General Meeting that the question be answered.

9.	Communication

You may not use any electronic address (within the meaning of s333(4) of the Companies Act) provided in either this notice or any related documents (including the form of proxy) to communicate with the Company for any purposes other than those expressly stated.

10.	Website

A copy of this notice, and other information required by s311A of the Companies Act, can be found on the Company’s website at https://acaciapharma.com/investors/shareholder-meetings.

11.	Voting results

As soon as practicable after the General Meeting, the results of the voting at the meeting and the number of proxy votes cast for and against, and the number of votes withheld, in respect of each resolution will be announced and also placed on the Company’s website https://acaciapharma.com/investors.